               DIRECTORS OF AEGIS GROUP PLC

               Frank S Law CBE     Non-Executive Chairman
               Crispin Davis       Chief Executive Officer
               Colin Day           Group Finance Director
DIRECTORS      Kai Hiemstra
AND ADVISERS   Ray Kelly
               Bruno Kemoun
               Eyrck Rebbouh

               John Amerman        Non-Executive
               Douglas Flynn       Non-Executive
               Sir Kit McMahon     Non-Executive
               Sir Peter Thompson  Non-Executive
               Philippe Villin     Non-Executive

               MEMBERS OF CARAT EXECUTIVE

               Crispin Davis
               Colin Day
               Ray Kelly           Executive Directors
               Bruno Kemoun        of Aegis Group plc
               Eryck Rebbouh

               Jordi Calvet        Chief Executive,
                                   Carat Espana
               Pat Doble           Group Marketing Director
               Eric Drancourt      Chief Executive,
                                   Carat International
               Hans Germeraad      Chief Executive,
                                   HMS & Carat
                                   Germany
               Walter Hartsarich   Chief Executive,
                                   Carat Italia
               Stig Bogh Karlsen   Chief Executive,
                                   MMA Carat
               Tage Krogh          Chief Executive,
                                   Carat Scandinavia
               William Skerrett    Group Human Resources Director
               David Verklin       Chief Executive Officer,
                                   Carat North America
               Howard Wang         Chief Executive Officer,
                                   Carat Asia Pacific
               Eleonore Sauerwein  Group Legal Director
                                   & Secretary to the
                                   Carat Executive

               COMPANY SECRETARY

               John Rowland

               REGISTERED OFFICE

               11A West Halkin Street
               London SW1X 8JL
               Tel: 0171 470 5000
               Fax: 0171 470 5099

               REGISTERED NUMBER

               1403668 England and Wales

               AUDITORS

               PricewaterhouseCoopers
               1 Embankment Place
               London WC2N 6NN

               REGISTRARS

               Computershare Services PLC
               P O Box 435, Owen House
               8 Bankhead Crossway North
               Edinburgh EH11 4BR

               SOLICITORS

               Slaughter and May
               35 Basinghall Street
               London EC2V 5DB

               STOCKBROKERS

               Hoare Govett Corporate Finance Limited
               4 Broadgate
               London EC2M 7LE


                                                            Aegis Group plc / 25

               The directors have pleasure in submitting their report together with the audited financial statements for the year ended 31 December 1998.

REPORT OF      RESULTS AND DIVIDENDS
THE DIRECTORS

               The profit and loss account is set out on page 35 and shows a profit for the financial year of (pound)35.5 million (1997:
               (pound)32.8 million).

               An interim dividend of 0.35p per share was paid on 6 October 1998 as a Foreign Income Dividend ("FID") to ordinary shareholders. The directors recommend a final dividend for the year of 0.50p per share which, if approved at the Annual General Meeting, will be paid on 1 July 1999 to ordinary shareholders registered at 11 June 1999. The total dividend for the year will then amount to 0.85p per share (1997: 0.7p).

               The remaining profit is transferred to reserves.

               PRINCIPAL ACTIVITY

               The principal activity of the Company is that of a holding company based in London. Its subsidiaries and related companies provide a broad range of services in the field of media communications.

               REVIEW OF BUSINESS AND FUTURE DEVELOPMENTS

               A review of the business and likely future developments of the Group is given in the Chairman's and Chief Executive's statements on pages 4 to 8.

               RESEARCH AND DEVELOPMENT

               The Group is involved in media research and development in order to offer clients the most advanced media communication services. During the year the Group spent (pound)19.5 million (1997:
               (pound)14.8 million) on research and development.

               DONATIONS

               The Company made charitable donations of (pound)10,200 (1997:
               (pound)8,925) during the year in the United Kingdom. There were no political donations during the year in the United Kingdom (1997: (pound)nil).

               EMPLOYMENT POLICIES

               It is the policy of the Group that there should be no unfair discrimination in considering applications for employment, including those from disabled persons. Should any employee become disabled every practical effort is made to provide continued employment and to arrange appropriate training.

               The directors are committed to maintain and develop communication and consultation procedures with employees, who in turn are encouraged to become aware of and involve themselves in the performance of their own company and of the Group as a whole. Consultation and involvement policies vary from country to country according to local customs, legal considerations and the size of the business.

               SUPPLIER PAYMENT POLICY

               Whilst the Company does not impose a formal code on payment practice on its subsidiaries, the Group nevertheless does have the following policy concerning the payment of its suppliers, as follows:

               - > to agree the terms of payment with suppliers in advance
               - > to ensure that suppliers are made aware of the terms of payment
               - > to abide by the terms of payment

               At 31 December 1998, the Group had 63 days purchases outstanding (1997: 62 days). The creditor day analysis is not applicable to the holding company.

               DIRECTORS AND DIRECTORS' INTERESTS

               The directors in office at the end of the financial year and their interests in the share capital of the Company are given within the Remuneration report of the directors on pages 28 to 31.

               The Articles of Association require one third of the directors to retire by rotation at each Annual General Meeting. In accordance with the Company's Articles of Association, Eyrck Rebbouh, Sir Peter Thompson and Philippe Villin retire from the Board by rotation and, being eligible, will offer themselves for re-election at the forthcoming Annual General Meeting. Sir Kit McMahon also retires by rotation, but has decided not to stand for re-election. Douglas Flynn, who was appointed to the Board subsequent to the Annual General Meeting held in 1998, offers himself for election. He was appointed on 15 May 1998 and does not have a service contract with the Company.

               Eyrck Rebbouh has a service contract with Carat France SA which is terminable upon six months' notice, and in the event that his service agreement is terminated (other than by reason of misconduct) a payment equivalent to 18 months' remuneration must be paid.

               Neither Sir Peter Thompson nor Philippe Villin has a contract with the Company for their services as directors.

               On 15 May 1998, both Dominic Shorthouse and John Vogelstein, who were non-executive directors, resigned following the placement of Warburg, Pincus & Co.'s entire shareholding.

               SUBSTANTIAL SHAREHOLDINGS

               In accordance with the requirements of the London Stock Exchange, the following interests in the issued ordinary shares of 5p each of Aegis Group plc as at 22 March 1999 are noted:

--------------------------------------------------------------------------------
Deutsche Bank AG & subsidiaries                                         10.93%
Scottish Widows                                                          9.14%
FMR Corp (Fidelity Investments)                                          4.60%
--------------------------------------------------------------------------------


26 / Aegis Group plc

               SHARE CAPITAL

               Details of the movements in authorised and issued share capital during the year are given in note 18 to the financial statements.
REPORT OF
THE DIRECTORS  At the Annual General Meeting, a resolution will be proposed to
continued      increase the authorised share capital of the Company by 15% from
               (pound)60,000,000 to (pound)75,000,000. This increase, if passed, will enable the Company to maintain a balance of authorised but unissued ordinary share capital in order to have the flexibility to issue shares, subject to having the authority to do so if the circumstances are such that the directors believe that it would be beneficial for the Company to do so.

               Resolutions will also be proposed to authorise the directors to allot securities in the Company. Resolution 9 set out in the Notice of Annual General Meeting on pages 60 and 61 is an ordinary resolution and provides the directors with authority to allot securities in the Company up to an aggregate nominal value of (pound)15,900,000.

               If passed, the resolution will enable the directors to allot a maximum of 318,000,000 ordinary shares which represent approximately 33% of the issued ordinary share capital as at 22 March 1999. Save for shares to be issued to satisfy existing legal obligations, the directors have no present intention of exercising the authority which would be conferred by resolution 9.

               Resolution 10 is a special resolution disapplying pre-emption rights and granting authority to the directors, without the need for further specific shareholder approval, to make allotments of equity securities for cash pursuant to (a) issues by way of rights and (b) other issues up to an aggregate nominal value of (pound)2,387,850.

               The authority conferred by resolution 10 is limited as regards issues of shares other than by way of rights issues to 47,757,000 ordinary shares amounting to approximately 5% of the issued ordinary share capital of the Company as at 22 March 1999. In relation to the exercise of this authority the Company will have regard to the guidelines published by the investment committees of both the Association of British Insurers and the National Association of Pension Funds. The authorities sought by these resolutions are to replace the existing powers of the directors which expire at the conclusion of the Annual General Meeting and both of these authorities will lapse at the conclusion of the next Annual General Meeting of the Company.

               AUTHORITY FOR THE COMPANY TO PURCHASE ITS OWN SHARES

               The existing authority for the Company to purchase its own shares expires at the conclusion of the Annual General Meeting. No purchases have been made to the date of this report and there are no outstanding contracts to purchase shares as of this date. It is proposed to seek a renewal of this authority to purchase up to 47,996,000 ordinary shares (approximately 5% of the issued ordinary share capital as at 22 March 1999) at the forthcoming Annual General Meeting.

               The maximum price at which any share may be purchased is the price equal to 5% above the average of the middle market quotations of such share as derived from the Daily Official List of the London Stock Exchange for the five business days immediately preceding the date of such purchase, exclusive of expenses, and the minimum price at which any share may be purchased is the par value of such share. If granted the directors will exercise the authority only if in their judgement it is in the best interests of shareholders generally and where exercise should result in an improvement in earnings per share for the remaining shareholders.

               AUDITORS

               Following the merger of Price Waterhouse and Coopers and Lybrand on 1 July 1998, Price Waterhouse resigned as auditors in favour of the new firm, PricewaterhouseCoopers, and the directors have appointed PricewaterhouseCoopers to fill the casual vacancy created by the resignation.

               A resolution to re-appoint PricewaterhouseCoopers as auditors and to authorise the directors to fix their remuneration will be proposed at the forthcoming Annual General Meeting. Special notice has been given to the Company of the intention to propose this resolution.

               CORPORATE GOVERNANCE

               Details concerning the Group's arrangements relating to corporate governance and its compliance with best practice are given on pages 32 and 33. The Remuneration report is set out on pages 28 to 31.

               DIRECTORS' RESPONSIBILITIES

               The following statement, which should be read in conjunction with the auditors' statement of auditors' responsibilities set out on page 34 is made with a view to distinguishing for shareholders the respective responsibilities of the directors and of the auditors in relation to the financial statements.

               Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group as at the end of that financial year and of the profit or loss of the Group for that financial year. The directors consider that in preparing the financial statements on pages 35 to 59, the Company and the Group have used appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates and that all accounting standards which they consider to be applicable have been followed, subject to any explanations disclosed in the notes to the financial statements.

               The directors have responsibility for ensuring that the Company and the Group keep accounting records which disclose with reasonable accuracy the financial position of the Company and the Group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Group and to prevent and detect fraud and other irregularities.


                                                            Aegis Group plc / 27

               Throughout 1998, the Company complied with the provisions of
               Schedule A of the Combined Code of Corporate Governance relating to the design of performance related remuneration. In preparing
REMUNERATION   this report the Board has followed the provisions of Schedule B
REPORT         of the Combined Code. The directors have an established
               Remuneration Committee.

               COMPOSITION OF THE REMUNERATION COMMITTEE

               Members of the Remuneration Committee are disclosed on page 32 within the section on Corporate governance.

               POLICY ON REMUNERATION OF EXECUTIVE DIRECTORS

               Remuneration packages which are offered by the Company to its executive directors are designed to be competitive and attract, retain and motivate executive directors of the appropriate calibre. The Remuneration Committee determines remuneration packages with regard to the prevailing pay and benefits conditions across its markets. The directors do not believe there are any companies which are directly comparable with Aegis Group plc. However, in determining remuneration packages, the Remuneration Committee has had regard to packages provided by companies of a similar size and within the same industry and markets.

               The main elements of the remuneration packages offered are:

               --> Basic salary

               Basic salary is determined by the Remuneration Committee by taking into account the performance of the individual against his set objectives and the performance of the Group and local company as a whole.

               --> Annual bonus

               Executive directors are paid bonuses under the Group Bonus Scheme upon achievement of individual objectives and financial targets linked to Group and local company performance. This may result in the payment of bonuses of up to 50% of basic salary. Kai Hiemstra's bonus is a contractual obligation as laid down in the agreement entered into in 1993 for the acquisition of the remaining 50% of HMS Carat.

               --> Share options

               Grants of options are made by the Remuneration Committee under the existing Executive Share Option Schemes which were introduced in 1995 and the Aegis Group Management Incentive Scheme which was adopted in May 1998. Grant and exercise of options are subject to the achievement of specific conditions. The conditions in respect of the 1995 Executive Share Option Schemes are:

                 - EPS growth to exceed a European composite retail price index plus 5% per annum. The European composite index will be determined by weighting indices calculated for selective countries to approximate the source of company turnover. The country indices will be calculated from official retail inflation data, adjusted for exchange rate fluctuations against sterling; and
                 - total shareholder return in capital growth plus dividends equivalent to that of companies in the top third of the "FTSE 100".

               The conditions in respect of the Aegis Group Management Incentive Scheme are:

                 - that the Company's total shareholder return (share price growth plus re-invested dividends) over the performance period must reach 15% per annum compound
                 - that the total shareholder return must match that of the
                   FTSE Actuaries 500 Index over the same period.

               PENSIONS

               UK executive directors participate in defined contribution Group pension schemes. Pensionable salary is limited to basic salary excluding all bonuses and other benefits. Where UK Plan contributions exceed Inland Revenue limits, contributions are made to the Aegis Group plc Unapproved Retirement Benefits Scheme to increase pension benefits to the level which would have applied. Non-UK executive directors have arrangements in line with market conditions and statutory obligations operating in their own countries.

               NOTICE PERIODS

               Those executive directors based in the UK have notice periods ranging from 12 to 24 months. There are no current plans to reduce these periods which are considered a necessary part of the remuneration package to attract the right calibre of executive director and which are felt to be in line with current market practice. The executive directors based in France have contracts with six months' notice. However, in the event that Carat France terminates the agreement other than by reason of misconduct, a payment equivalent to 18 months' remuneration must be made. Kai Hiemstra as executive chairman of HMS & Carat Group in Germany has a service contract which expires on 31 December 1999.

               NON-EXECUTIVE DIRECTORS' FEES

               Fees for non-executive directors are determined by the Board and are disclosed below. The non-executive directors do not participate in the setting of their own remuneration.

               The tables which follow provide details of directors' remuneration, shareholdings and share options.


28 / Aegis Group plc

               DIRECTORS' REMUNERATION


               ---------------------------------------------------------------------------------------------------------------
                                               Basic                    Annual           TOTAL   Total   PENSIONS  Pensions
                                              Salary   Fees   Benefits  Bonus   Other    1998    1997     1998       1997
                                               L'000   L'000   L'000    L'000   L'000    L'000   L'000    L'000     L'000
               ---------------------------------------------------------------------------------------------------------------
REMUNERATION   John Amerman             (a)       -      25        -        -       -       25       -        -         -
REPORT         Crispin Davis            (b)     505       -       17      250       -      772     971      254       229
continued      Colin Day                        230       -       10      101       -      341     319       48        41
               Douglas Flynn            (c)       -      16        -        -       -       16     n/a        -       n/a
               Kai Hiemstra             (d)     232       -       32      447       -      711     774        -         -
               Ray Kelly             (e, j)     212       -       19      106       -      337     218       72       169
               Bruno Kemoun          (f, j)     270       -        3        -     109      382     355        -         -
               Frank S Law CBE                  100       -       18        -       -      118     117        -         -
               Sir Kit McMahon                    -      25        -        -       -       25      25        -         -
               Eryck Rebbouh         (f, j)     270       -        3        -     109      382     355        -         -
               Dominic Shorthouse       (g)       -       -        -        -       -        -       -        -         -
               Sir Peter Thompson                 -      25        -        -       -       25      25        -         -
               Philippe Villin          (h)       -      25        -        -      95      120     109        -         -
               John Vogelstein          (i)       -       -        -        -       -        -       -        -         -
               Charles Hochman          (k)       -       -        -        -       -        -      25        -         -
               ---------------------------------------------------------------------------------------------------------------
               Totals                         1,819     116      102      904     313    3,254   3,293      374       439
               ---------------------------------------------------------------------------------------------------------------

               Notes:

               (a) John Amerman has opted to receive his fees in ordinary shares since his appointment as a non-executive director on 12 December 1997.
               (b) A long term bonus, subject to performance criteria including profitability set by the Remuneration Committee, was paid to Crispin Davis upon publication of the annual report for the year ending 31 December 1997. The payment was made half in cash and half by the allotment of shares in the Company at the then prevailing market price. The total cost was disclosed under "Other" remuneration in the 1997 Report and Accounts.
               (c) Douglas Flynn was appointed a non-executive director on 15 May 1998. His fees are paid directly to News International plc and he receives no benefit from them.
               (d) The bonus paid forms part of the Company's contractual obligations to Kai Heimstra under the agreement to purchase the remaining 50% of HMS Carat entered into on 19 October 1993.
               (e) Ray Kelly elected to receive part of his 1998 salary as additional pension contributions, consistent with previous years. In past years he has also elected to receive part of his annual bonus as additional pension contributions.
               (f) Bruno Kemoun and Eryck Rebbouh are two of the shareholders of Societe Internationale de Conseil pour la Communication ("SICC") which provides international management services to the Group. Fees are paid to SICC at a fixed amount together with a performance related element. The salaries received by Bruno Kemoun and Eryck Rebbouh from SICC are included in "Basic salary" and their proportion of the profit before tax of SICC is shown as "Other" emoluments.
               (g) Dominic Shorthouse resigned as a non-executive director on 15 May 1998.
               (h) Philippe Villin has a consultancy agreement with Carat France SA which was entered into on 1 June 1995 Fees of FFr882,000 were paid in 1998 in relation to that agreement.
               (i) John Vogelstein resigned as a non-executive director on 15 May 1998.
               (j) In addition, a payment of L608,273 each was paid during the year to Messrs Kelly, Kemoun and Rebbouh by affiliates of Warburg, Pincus. These payments were established in 1994 for them in the light of losses incurred on Aegis shares taken as payment for shares in businesses sold to Aegis and, in the case of Messrs Kemoun and Rebbouh, for the renunciation of an option to subscribe for Aegis shares previously granted to them. These payments were conditional, inter alia, on them remaining in the employment of Aegis for at least three years.
               (k) Charles Hochman resigned on 31 December 1997.

               Benefits principally include the provision of company cars and private medical insurance.

               There were three directors who had benefits accruing under the money purchase schemes. Figures shown for pensions are the contributions paid by the Company to both approved and unapproved retirement benefits schemes.

               Other than as disclosed in the above paragraphs, none of the directors was materially or beneficially interested in any contract of significance with the Company or any of its subsidiary undertakings during or at the end of the financial year ended 31 December 1998.


                                                            Aegis Group plc / 29

               DIRECTORS' INTERESTS

               The directors of the Company in office at the end of the year, and their interests in the share capital and debentures of the
               Company as at 22 March 1999, all of which are beneficial to the directors and their immediate families, which have been notified to the Company pursuant to Sections 324 or 328 of the Companies
               Act 1985 (the "Act") or are required to be entered into the
               Register required to be kept under Section 325 of the Act, and of
REMUNERATION   persons connected (within the meaning of Section 346 of the Act)
REPORT         with the directors, were as follows:
continued

               -----------------------------------------------------------------------------------------------------------
                                                                                              Ordinary shares of 5p
                                                                                     -------------------------------------
                                                                22 MARCH             31 DECEMBER              31 December
                                                                    1999                    1998                     1997
               -----------------------------------------------------------------------------------------------------------
               John Amerman                                       21,353                  21,353                      900
               Crispin Davis                                     202,814                 202,814                  100,300
               Colin Day                                          75,932                  75,932                   75,905
               Douglas Flynn                                           -                       -                      n/a
               Kai Hiemstra                                            -                       -                        -
               Ray Kelly                                         287,188                 287,188                  287,188
               Bruno Kemoun                                    2,286,432               2,286,432                4,786,432
               Frank S Law CBE                                 1,029,950               1,029,950                1,026,752
               Sir Kit McMahon                                   146,250                 146,250                  136,860
               Eryck Rebbouh                                   2,286,432               2,286,432                4,786,432
               Dominic Shorthouse                                    N/A                     N/A                        -
               Sir Peter Thompson                                197,675                 197,675                  193,606
               Philippe Villin                                         -                       -                        -
               John Vogelstein                                       N/A                     N/A                        -
               -----------------------------------------------------------------------------------------------------------


               The middle market price of the ordinary shares of 5p each as derived from the Stock Exchange Daily Official List on 31 December 1998 was 87.75p and the range during the year was 64.25p to 112p. The share price on 22 March 1999 was 128.75p.


30 / Aegis Group plc

               Ordinary shares of 5p each for which directors have beneficial options to subscribe are as follows:

               -----------------------------------------------------------------------------------------------------------
                                       Options     Granted    Exercised       Options               Date from
                                       Held at      During       During       Held at   Exercise        Which       Expiry
               Director          Start of year        Year         Year   End of year      Price  Exercisable         Date
               -----------------------------------------------------------------------------------------------------------
RENUMERATION   Crispin Davis*        9,411,764           -            -     9,411,764      25.5p   26.10.1997   25.10.2004
REPORT                                       -  11,700,000            -    11,700,000        87p    15.5.2001    14.5.2004
continued      Colin Day             1,132,075           -            -     1,132,075      26.5p    21.6.1998    20.6.2005
                                       365,385           -            -       365,385        52p     2.7.1999**   1.7.2006
                                       321,569           -            -       321,569     63.75p     8.7.2000     7.7.2007
                                             -   2,500,000            -     2,500,000        87p    15.5.2001    14.5.2004
                                             -     113,924            -       113,924     98.75p     2.6.2001     1.6.2008
               Kai Hiemstra          1,014,083           -   (1,014,083)          Nil      26.5p    21.6.1998    20.6.2005
                                       567,973           -            -       567,973        52p     2.7.1999**   1.7.2006
               Ray Kelly               230,375           -     (230,375)          Nil      29.3p     5.5.1996     4.5.2003
                                        25,000           -      (25,000)          Nil      28.5p    25.5.1997    24.5.2004
                                       716,981           -            -       716,981      26.5p    21.6.1998    20.6.2005
                                       394,231           -            -       394,231        52p     2.7.1999**   1.7.2006
                                       349,804           -            -       349,804     63.75p     8.7.2000     7.7.2007
                                             -   2,000,000            -     2,000,000        87p    15.5.2001    14.5.2004
                                             -     127,594            -       127,594     98.75p     2.6.2001     1.6.2008
               Bruno Kemoun            256,410           -            -       256,410      27.3p    18.9.1995    17.9.2002
                                       963,324           -            -       963,324      26.5p    21.6.1998    20.6.2005
                                       510,997           -            -       510,997        52p     2.7.1999**   1.7.2006
                                       364,050           -            -       364,050     63.75p     8.7.2000     7.7.2007
                                             -   2,000,000            -     2,000,000        87p    15.5.2001    14.5.2004
                                             -     128,697            -       128,697     98.75p     2.6.2001     1.6.2008
               Eryck Rebbouh           256,410           -            -       256,410      27.3p    18.9.1995    17.9.2002
                                       963,324           -            -       963,324      26.5p    21.6.1998    20.6.2005
                                       510,997           -            -       510,997        52p     2.7.1999**   1.7.2006
                                       364,050           -            -       364,050     63.75p     8.7.2000     7.7.2007
                                             -   2,000,000            -     2,000,000        87p    15.5.2001    14.5.2004
                                             -     128,697            -       128,697     98.75p     2.6.2001     1.6.2008
               -----------------------------------------------------------------------------------------------------------
               TOTALS               18,718,802  20,698,912   (1,269,458)   38,148,256
               -----------------------------------------------------------------------------------------------------------
               -----------------------------------------------------------------------------------------------------------

               Notes:
              *As the Company was not able to issue options to Crispin Davis under the approved Executive Share Option Scheme in October 1994, there is an arrangement between Crispin Davis and the Company whereby he may be compensated for certain adverse aspects of the unapproved options.
             **Following discussions with ABI, it was agreed that the options issued under the Unapproved Executive Share Option Scheme in 1996 should have their initial exercise period reduced from five to three years.

               Options granted during the year are subject to performance conditions as described in the paragraph headed "Share options" on page 28. During the year, the following directors or members of their immediate families exercised and sold options:

               - > Ray Kelly exercised and sold two options representing 255,375 shares and realised a gross gain of L96,476.

               - > Kai Hiemstra exercised and sold one option representing
                   1,014,083 shares and realised a gross gain of L633,801.

                   Since the year end, the following directors or members of their immediate families exercised and sold share options:

               - > Crispin Davis has exercised and sold part of a share option in respect of 2,000,000 ordinary shares and realised a gross gain of L2,070,000.

               - > Colin Day exercised and sold part of a share option in respect of 500,000 ordinary shares and realised a gross gain of L517,500.

               - > Ray Kelly exercised and sold part of a share option in respect of 350,000 ordinary shares and realised a gross gain of L348,250.

               No other directors have exercised or sold options during the period ended 22 March 1999. In addition, no options have expired or lapsed during the year in respect of the directors.


                                                            Aegis Group plc / 31

               On 25 June 1998 the final version of the Principles of Good
               Governance and Code of Best Practice ("The Combined Code") was
               issued by the London Stock Exchange. The Combined Code has 14
               principles of corporate governance indentified by the Hampel
               Report and the Board has reviewed how the Group complies with all
CORPORATE      the relevant principles. They believe that they have fully
GOVERNANCE     complied with all the principles and the provisions set out in
               Section 1 of the Combined Code with the exception of reducing the notice periods of the executive directors' service contracts to one year, the appointment of non-executive directors for a specified term and the constitution of the Remuneration
               Committee. These matters are currently under review.

               Frank S Law CBE, who was appointed to the Board in 1987 and is currently non-executive Chairman, also has no specific term of appointment.

               The Board currently has 12 directors, comprising six executive directors and six non-executive directors, who, with the exception of Frank S Law CBE and Philippe Villin, are considered to be independent. The Board meets regularly throughout the year.

               Sir Peter Thompson, a non-executive director, has been nominated as the senior director to whom shareholders may convey their concerns in the event that they do not wish to involve either the Chairman or the Chief Executive. Sir Peter Thomson is also Chairman of the Audit Committee and a member of the Nomination and Remuneration Committees.

               The Company communicates with both institutional and private shareholders and encourages their attendance and participation at the Annual General Meeting.

               The Board has appointed the following committees:

               AUDIT COMMITTEE

               The Audit Committee comprises Sir Peter Thompson (Chairman), John Amerman, Frank S Law CBE and Sir Kit McMahon, and meets at least twice each year. It has particular responsibility for ensuring that the Company's financial statements present a true and fair reflection of the Company's financial position and that appropriate financial controls are in operation and its duties include keeping under review the scope and results of the audit and its cost effectiveness and the independence and objectivity of the auditors. These meetings are attended by the Group Finance Director and the external auditors. The Board considers that, through the Audit Committee, it has an objective and professional relationship with the auditors.

               REMUNERATION AND NOMINATION COMMITTEES

               The Remuneration and Nomination Committees both comprise Sir Kit MacMahon (Chairman), Douglas Flynn, Frank S Law CBE and Sir Peter Thompson. This is in accordance with the Institute of Directors' recommendations on the constitution of Remuneration Committees. The Remuneration Committee meets as and when necessary to review salaries of Executive directors and senior management together with incentive schemes for the Group as a whole. It is empowered to grant share options under the existing Share Option Schemes. The Nomination Committee meets as and when necessary and has responsibility for nominating to the Board candidates for appointment as directors.

               INTERNAL FINANCIAL CONTROLS

               The Board is responsible for establishing and maintaining the Group's system of internal financial control. The internal control systems are designed to address the risks and needs of operations. Any system can provide only reasonable and not absolute assurance against material misstatement or loss.

               The key procedures which the directors have established are as follows:

               - > The Board of directors has overall responsibility for the
                   Group's system of internal financial controls. The full Board meets regularly and has formally adopted a schedule of matters which are required to be brought to it for discussion, thus ensuring that it maintains full and effective control over appropriate financial controls. The Group's strategic direction is reviewed annually by the Board and the Chief Executive and the executive directors consider the strategy for the individual businesses.
               - > The Board has put in place an organisational structure with clearly defined lines of responsibility and delegation of authority. Annual plans and performance targets for each business are set by the executive directors and reviewed by the Board in the light of the Group's overall objectives. The division of responsibility at Board level is achieved by the appointment of a non-executive Chairman and a Chief Executive. Management of the Group's day to day activity is delegated to the Chief Executive and members of the Executive Committee.
               - > Each operation's Chief Executive is responsible for:
                   - the conduct and performance of their business
                   - ensuring an effective system of internal controls is in
                     place
                   - meeting defined reporting timetables and ensuring
                     compliance with the Group's accounting policies, controls and definitions
                   - ensuring the integrity and accuracy of the Group's
                     accounting records
                   - signing-off their accounts on a monthly basis subject to the limitations set within the annual business strategy and the reserved powers and sanctioning limits laid down by the Board.
               - > The Board and the Executive Committee receive, on a monthly basis, financial results from each business and the Group reports bi-annually to shareholders based on a standardised reporting process.


32 / Aegis Group plc

               - > The Audit Committee, comprised exclusively of non-executive directors, reviews the effectiveness of the internal
                   financial control environment of the Group and receives
                   reports from Group Finance and the external auditors on a
CORPORATE          regular basis.
GOVERNANCE     - > The internal control system is reviewed by Group Finance
continued          which operates on a global basis and reports to management and the Audit Committee. Group Finance and the external auditors also co-ordinate their work to the extent necessary for the external auditors to express their audit opinion on the Group's report and accounts.

               The directors confirm that the Audit Committee has carried out a review of the effectiveness of the system of the Group's system of internal financial controls as it operated during the year. As permitted by the London Stock Exchange, the Group has complied with Code Provision D.2.1. on internal control in accordance with the guidance given for directors on internal control and financial reporting that was issued in December 1994.

               GOING CONCERN

               In accordance with the Combined Code it is recommended that the directors make a statement of their assessment of the ability of the Group and the parent company to continue in operational existence as a going concern.

               After making enquiries, the directors have a reasonable expectation that the Group and the parent company have adequate resources to continue in operational existence for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the accounts.

               By order of the Board





               /s/ John Rowland

               John Rowland FCIS
               Company Secretary

               11A West Halkin Street
               London SW1X 8JL
               22 March 1999



                                                            Aegis Group plc / 33

We have audited the financial statements on pages 35 to 59 which have been prepared under the historical cost convention and the accounting policies set out on pages 40 and 41.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the Annual Report including, as described on page 27, the financial statements. Our responsibilities, as independent auditors, are established by statute, the Auditing Practices Board, the Listing Rules of the London Stock Exchange and our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law or the Listing Rules regarding directors' remuneration and transactions is not disclosed.

We read the other information contained in the Annual Report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

We review whether the statement on pages 32 and 33 reflect the Company's compliance with those provisions of the Combined Code specified for our review by the London Stock Exchange, and we report if it does not. We are not required to form an opinion on the effectiveness of the Group's Corporate governance procedures or its internal controls.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group at 31 December 1998 and of the profit and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



Chartered Accountants and
Registered Auditors
London

22 March 1999


34 / Aegis Group plc

               CONSOLIDATED PROFIT AND LOSS ACCOUNT
               FOR THE YEAR ENDED 31 DECEMBER 1998

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
FINANCIAL                                                         Notes                                      L'm        L'm
STATEMENTS     ------------------------------------------------------------------------------------------------------------
               TURNOVER:
               - continuing operations                                                                   4,035.8    3,447.1
               - acquisitions                                                                               94.2      205.4
               ------------------------------------------------------------------------------------------------------------
                                                                           2                             4,130.0    3,652.5
               Cost of sales                                                                            (3,909.0)  (3,460.7)
               ------------------------------------------------------------------------------------------------------------
               GROSS PROFIT                                                                                221.0      191.8
               ------------------------------------------------------------------------------------------------------------
               Operating expenses before amortisation of goodwill                                         (170.4)    (147.9)
               Amortisation of goodwill                                                                     (0.5)         -
               ------------------------------------------------------------------------------------------------------------
               Operating expenses                                                                         (170.9)    (147.9)
               Income from interests in associated undertakings                                                -        0.5
               ------------------------------------------------------------------------------------------------------------
               OPERATING PROFIT:
               - continuing operations                                                                      48.7       42.9
               - acquisitions                                                                                1.4        1.5
               ------------------------------------------------------------------------------------------------------------
                                                                                                            50.1       44.4
               Profit on disposal of fixed asset investments               3                                   -        2.1
               Interest and similar charges:
               - interest receivable                                                                         5.2        4.3
               - interest payable                                          4                                (4.4)      (4.9)
               - amortisation of refinancing costs                         4                                (0.3)      (0.3)
               ------------------------------------------------------------------------------------------------------------
               NET INTEREST RECEIVABLE/(PAYABLE)                                                             0.5       (0.9)
               ------------------------------------------------------------------------------------------------------------
               PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION         2, 5, 6                                50.6       45.6
               Tax on profit on ordinary activities                        7                               (14.5)     (12.2)
               ------------------------------------------------------------------------------------------------------------
               PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                                 36.1       33.4
               Equity minority interests                                                                    (0.6)      (0.6)
               ------------------------------------------------------------------------------------------------------------
               PROFIT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY                                         35.5       32.8
               Dividends:
               - preference                                                8                                 0.2       (0.8)
               - ordinary                                                  8                                (8.0)      (5.8)
               ------------------------------------------------------------------------------------------------------------
               RETAINED PROFIT FOR THE FINANCIAL YEAR                                                       27.7       26.2
               ------------------------------------------------------------------------------------------------------------
               EARNINGS PER SHARE:                                         9
               BASIC                                                                                        4.0p       3.8p
               ------------------------------------------------------------------------------------------------------------
               - Profit on disposal of fixed asset investments                                                 -      (0.2p)
               - Amortisation of goodwill                                                                      -          -
               ------------------------------------------------------------------------------------------------------------
               Underlying basic earnings per share                                                          4.0p       3.6p
               ------------------------------------------------------------------------------------------------------------
               FULLY DILUTED                                                                                3.7p       3.4p
               ------------------------------------------------------------------------------------------------------------

               The underlying basic earnings excludes amortisation of goodwill of L0.5 million for the year ended 31 December 1998 and, for the year ended 31 December, the exceptional profit of L2.1 million realised on the disposal of asset investments (see note 3).


                                                            Aegis Group plc / 35

               CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEAR ENDED 31 DECEMBER 1998

               ------------------------------------------------------------------------------------------------------------
FINANCIAL                                                                                                   1998       1997
STATEMENTS                                                                                                   L'm        L'm
continued      ------------------------------------------------------------------------------------------------------------
               PROFIT FOR THE FINANCIAL YEAR                                                                35.5       32.8
               Currency translation differences on foreign currency net investments                         (0.7)       1.3
               ------------------------------------------------------------------------------------------------------------
               TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE YEAR                                       34.8       34.1
               ------------------------------------------------------------------------------------------------------------

               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
               FOR THE YEAR ENDED 31 DECEMBER 1998
               ------------------------------------------------------------------------------------------------------------
                                                                                          Group                 Company
                                                                                     1998       1997        1998       1997
                                                                                      L'm        L'm         L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               PROFIT FOR THE FINANCIAL YEAR                                         35.5       32.8        19.7        4.5
               Preference dividends                                                   0.2       (0.8)        0.2       (0.8)
               Ordinary dividends                                                    (8.0)      (5.8)       (8.0)      (5.8)
               ------------------------------------------------------------------------------------------------------------
               Retained profit for the financial year                                27.7       26.2        11.9       (2.1)
               Issue of shares by the Company                                        17.4        0.8        17.4        0.8
               Goodwill written off in the year                                         -      (40.0)          -          -
               Currency translation differences on foreign currency net investments  (0.7)       1.3           -          -
               ------------------------------------------------------------------------------------------------------------
               NET INCREASE/(DECREASE) IN SHAREHOLDERS' FUNDS                        44.4      (11.7)       29.3       (1.3)
               Shareholders' funds at 1 January                                    (107.5)     (95.8)      243.5      244.8
               ------------------------------------------------------------------------------------------------------------
               SHAREHOLDERS' FUNDS AT 31 DECEMBER                                   (63.1)    (107.5)      272.8      243.5
               ------------------------------------------------------------------------------------------------------------




               NOTE OF HISTORICAL COST PROFITS AND LOSSES
               FOR THE YEAR ENDED 31 DECEMBER 1998

               There is no material difference between the reported results for 1998 and 1997 and the results for those years restated on an unmodified historical cost basis.


36 / Aegis Group plc

               BALANCE SHEETS
               AT 31 DECEMBER 1998

               ------------------------------------------------------------------------------------------------------------
                                                                                          Group                 Company
FINANCIAL                                                                            1998       1997        1998       1997
STATEMENTS                                                              Notes         L'm        L'm         L'm        L'm
continued      ------------------------------------------------------------------------------------------------------------
               FIXED ASSETS
               Intangible assets                                         1,10        17.0        0.8           -          -
               Tangible assets                                             11        16.0       13.5         0.4        0.5
               Investments                                                 12         1.8        1.3       426.9      404.5
               ------------------------------------------------------------------------------------------------------------
                                                                                     34.8       15.6       427.3      405.0
               ------------------------------------------------------------------------------------------------------------
               CURRENT ASSETS
               Debtors                                                     13       669.9      578.0        29.8       26.1
               Investments                                                 14         0.1        0.8           -          -
               Cash at bank and in hand                                             114.0       61.6        36.3        0.8
               ------------------------------------------------------------------------------------------------------------
                                                                                    784.0      640.4        66.1       26.9
               ------------------------------------------------------------------------------------------------------------
               CREDITORS: amounts falling due within one year              15      (859.3)    (733.7)     (218.5)    (185.9)
               ------------------------------------------------------------------------------------------------------------
               NET CURRENT LIABILITIES                                              (75.3)     (93.3)     (152.4)    (159.0)
               ------------------------------------------------------------------------------------------------------------
               TOTAL ASSETS LESS NET CURRENT LIABILITIES                            (40.5)     (77.7)      274.9      246.0
               Creditors: amounts falling due after more than one year     16       (21.1)     (27.8)       (2.1)      (2.3)
               Provisions for liabilities and charges                      17           -       (0.2)          -       (0.2)
               ------------------------------------------------------------------------------------------------------------
                                                                                    (61.6)    (105.7)      272.8      243.5
               ------------------------------------------------------------------------------------------------------------
               CAPITAL AND RESERVES
               Issued, allotted, called up and fully paid share capital:   18
               - equity                                                              47.8       41.7        47.8       41.7
               - non-equity                                                             -        3.2           -        3.2
               ------------------------------------------------------------------------------------------------------------
                                                                                     47.8       44.9        47.8       44.9
               ------------------------------------------------------------------------------------------------------------
               Share premium account:                                      19
               - equity                                                              59.0       33.8        59.0       33.8
               - non-equity                                                             -       10.7           -       10.7
               ------------------------------------------------------------------------------------------------------------
                                                                                     59.0       44.5        59.0       44.5
               ------------------------------------------------------------------------------------------------------------
               Capital redemption reserve                                  19         0.2        0.2         0.2        0.2
               Special reserve                                             19         4.5       21.9         4.5       21.9
               Merger reserve                                              19           -          -        13.0       13.0
               Profit and loss account                                     19      (174.6)    (219.0)      148.3      119.0
               ------------------------------------------------------------------------------------------------------------
               SHAREHOLDERS' FUNDS                                                  (63.1)    (107.5)      272.8      243.5
               ------------------------------------------------------------------------------------------------------------
               Analysed as:
               - equity                                                             (63.1)    (121.4)      272.8      229.6
               - non-equity                                                             -       13.9           -       13.9
               ------------------------------------------------------------------------------------------------------------
                                                                                    (63.1)    (107.5)      272.8      243.5
               ------------------------------------------------------------------------------------------------------------
               EQUITY MINORITY INTERESTS                                              1.5        1.8           -          -
               ------------------------------------------------------------------------------------------------------------
                                                                                    (61.6)    (105.7)      272.8      243.5
               ------------------------------------------------------------------------------------------------------------

               Crispin Davis (Director)
               Colin Day (Director)

               22 March 1999


                                                            Aegis Group plc / 37

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 1998


--------------------------------------------------------------------------------------------------------------------------
FINANCIAL                                                                                                   1998       1997
STATEMENTS                                                                                                   L'm        L'm
continued      ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FROM OPERATING ACTIVITIES                                                      57.0       54.5
               ------------------------------------------------------------------------------------------------------------
               RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
               Interest received                                                                             5.2        4.3
               Interest paid                                                                                (4.3)      (4.7)
               Interest element of finance lease rental payments                                            (0.1)      (0.1)
               Preference dividends paid                                                                       -       (0.8)
               Dividends paid to minority interests                                                         (1.2)      (0.5)
               ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FOR RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                            (0.4)      (1.8)
               ------------------------------------------------------------------------------------------------------------
               TAXATION                                                                                    (13.7)     (12.3)
               ------------------------------------------------------------------------------------------------------------
               CAPITAL EXPENDITURE AND FINANCIAL INVESTMENTS
               Purchase of intangible fixed assets                                                             -       (0.8)
               Purchase of tangible fixed assets                                                            (8.2)      (5.9)
               Sale of tangible fixed assets                                                                 0.3        0.7
               Purchase of investments                                                                      (0.4)         -
               Sale of investments (a)                                                                       0.9        2.5
               ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FOR CAPITAL EXPENDITURE AND FINANCIAL INVESTMENTS                              (7.4)      (3.5)
               ------------------------------------------------------------------------------------------------------------
               ACQUISITIONS AND DISPOSALS
               Purchase of subsidiary undertakings and minority interests (note 20)                         (9.2)     (13.2)
               Cash acquired on purchase of subsidiary undertakings (note 20)                                4.6        4.4
               Investment in associated undertakings                                                        (0.4)         -
               Sale of associated undertaking                                                                0.4          -
               Deferred consideration on prior period acquisitions                                          (6.2)      (3.5)
               ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FOR ACQUISITIONS AND DISPOSALS                                                (10.8)     (12.3)
               ------------------------------------------------------------------------------------------------------------
               EQUITY DIVIDENDS PAID                                                                        (6.6)      (5.4)
               ------------------------------------------------------------------------------------------------------------
               CASH FLOW BEFORE USE OF LIQUID RESOURCES AND FINANCING                                       18.1       19.2
               ------------------------------------------------------------------------------------------------------------
               MANAGEMENT OF LIQUID RESOURCES (b)
               Purchase of short term equity-indexed notes                                                     -       (0.8)
               Sale of short term money market investments                                                   1.0          -
               ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FOR MANAGEMENT OF LIQUID RESOURCES                                              1.0       (0.8)
               ------------------------------------------------------------------------------------------------------------
               FINANCING
               Issue of share capital                                                                       17.4        0.8
               Repayment of secured loan                                                                    (1.2)      (8.4)
               Capital element of finance lease rental payments                                             (0.3)      (0.3)
               ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FROM FINANCING                                                                 15.9       (7.9)
               ------------------------------------------------------------------------------------------------------------
               INCREASE IN CASH IN THE YEAR                                                                 35.0       10.5
               ------------------------------------------------------------------------------------------------------------

               (a) Sale of investments in the year ended 31 December 1997 include L2.4 million realised on disposal of the Group's shareholding in Manning Gottlieb Media Limited (note 3).
               (b) Readily disposable short-term investments and deposits which are not repayable on demand without penalty are reported as liquid resources in the cash flow statement.

               Notes to this consolidated cash flow statement are provided opposite.


38 / Aegis Group plc

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOW
NOTES TO THE   Operating profit                                                                             50.1       44.4
CONSOLIDATED   Amortisation of goodwill                                                                      0.5          -
CASH FLOW      Depreciation charges                                                                          6.2        5.0
STATEMENT      Loss on disposal of tangible fixed assets                                                     0.1          -
for the year   Profit on disposal of associated undertakings                                                (0.2)         -
ended 31       Increase in debtors                                                                         (93.9)     (33.4)
December 1998  Increase in creditors                                                                        94.2       38.5
               ------------------------------------------------------------------------------------------------------------
               NET CASH FLOW FROM OPERATING ACTIVITIES                                                      57.0       54.5
               ------------------------------------------------------------------------------------------------------------
               Subsidiary undertakings acquired in the year contributed L2.4 million to the Group's net cash flow from operating activities.


               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
               INCREASE IN CASH IN THE YEAR                                                                 35.0       10.5
               Cash outflow from decrease in debt and lease financing                                        1.5        8.7
               ------------------------------------------------------------------------------------------------------------
               Change in net debt resulting from cash flows                                                 36.5       19.2
               Issue of preference shares by US subsidiary (note 21)                                           -      (10.6)
               New finance lease obligations                                                                   -       (0.3)
               Effect of foreign exchange rate changes                                                       2.6       (2.9)
               ------------------------------------------------------------------------------------------------------------
               MOVEMENT IN NET DEBT IN THE YEAR                                                             39.1        5.4
               Net debt at 1 January                                                                        (2.2)      (7.6)
               ------------------------------------------------------------------------------------------------------------
               NET FUNDS/(DEBT) AT 31 DECEMBER                                                              36.9       (2.2)
               ------------------------------------------------------------------------------------------------------------


               --------------------------------------------------------------------------------------------------------------------
                                                                     1 January             Other non-cash    Exchange   31 December
                                                                          1998  Cash flow         changes    movement          1998
                                                                           L'm        L'm             L'm         L'm           L'm
               --------------------------------------------------------------------------------------------------------------------
               ANALYSIS OF NET FUNDS/(DEBT)
               Cash in hand and at bank                                   61.6       49.1               -         3.3         114.0
               Overdrafts                                                (44.6)     (14.1)              -        (0.6)        (59.3)
               --------------------------------------------------------------------------------------------------------------------
                                                                          17.0       35.0               -         2.7          54.7
               --------------------------------------------------------------------------------------------------------------------
               Debt due within one year                                  (10.6)       -                 -         0.1         (10.5)
               Debt due after more than one year                          (7.9)       1.2               -        (0.2)         (6.9)
               --------------------------------------------------------------------------------------------------------------------
               Net funds/(debt) before finance lease obligations          (1.5)      36.2               -         2.6          37.3
               Finance lease obligations                                  (0.7)       0.3               -           -          (0.4)
               --------------------------------------------------------------------------------------------------------------------
               Total                                                      (2.2)      36.5               -         2.6          36.9
               --------------------------------------------------------------------------------------------------------------------

               There were no loans within subsidiaries acquired in the year.


                                                            Aegis Group plc / 39

               1. PRINCIPAL ACCOUNTING POLICIES
               -----------------------------------------------------------------


               The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards adopting the following principal accounting policies:
NOTES FORMING
PART OF THE    BASIS OF CONSOLIDATION
FINANCIAL
STATEMENTS     The consolidated financial statements incorporate the financial
for the year   statements of Aegis Group plc and its subsidiary undertakings
ended 31       from the date of acquisition up to 31 December 1998. All
December 1998  inter-company balances and transactions are eliminated. The financial statements also include the Group's attributable share of associated undertakings' results up to 31 December 1998.

               GOODWILL

               Prior to 1 January 1998, it was the Group's policy to write off purchased goodwill immediately to reserves and charge it to the profit and loss account only on the subsequent disposal of the business to which it related. For acquisitions prior to 1 January 1998, the Group has elected to continue with this accounting policy.

               In accordance with FRS10, goodwill arising on each acquisition on or after 1 January 1998 is capitalised as an asset in the balance sheet. The directors review the estimated useful economic life of goodwill arising on each acquisition and, where this is considered finite, the goodwill is amortised over this period on a straight line basis. Following the first full year of ownership of an acquired business, the goodwill capitalised is reviewed for impairment. The carrying value of goodwill may also be reviewed at any time if there is a new event or change in circumstance which may impact upon its recoverable amount.

               FOREIGN CURRENCIES

               Profit and loss accounts and cash flows in foreign currencies are translated into sterling at average exchange rates. Assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date. Unrealised exchange adjustments, arising on the translation of the net assets of subsidiaries, associated undertakings or on borrowings hedging against these net assets, are taken directly to reserves in the consolidated financial statements. All other gains and losses on translation are dealt with in the profit and loss account.

               TURNOVER

               Turnover represents the value of media handled by the Group on behalf of clients (excluding VAT). Turnover is recognised when charges are made to clients, principally when advertisements appear in the media. Fees are recognised over the period of the relevant assignments or agreements.

               RESEARCH AND DEVELOPMENT

               Research and development expenditure, including purchased software licences and development costs, is charged to the profit and loss account in the year in which it is incurred.

               FIXED ASSETS AND DEPRECIATION

               Tangible fixed assets are stated at historical cost less accumulated depreciation.

               Depreciation is provided to write off the cost of all fixed assets, except freehold land, to their residual value over their expected useful lives. It is calculated on the historic cost of the assets at the following rates:

               Freehold buildings             1% - 5% per annum
               Leasehold buildings            Over the period of the lease
               Leasehold improvements         10% - 20% per annum or over the
                                                period of the lease, if shorter
               Office furniture, fixtures,    10% - 50% per annum
                 equipment & vehicles


40 / Aegis Group plc

               1. PRINCIPAL ACCOUNTING POLICIES continued
               -----------------------------------------------------------------

               LEASED ASSETS

NOTES FORMING  Where assets are financed by leasing agreements that give rights
PART OF THE    approximating to ownership ("finance leases"), the assets are
FINANCIAL      treated as if they had been purchased outright. The amount
STATEMENTS     capitalised is the present value of the minimum lease payments
for the year   payable during the lease term. The corresponding leasing
ended 31       commitments are shown as amounts payable to the lessor.
December 1998  Depreciation on the relevant assets is charged to the profit and
continued      loss account.

               Lease payments are split between capital and interest using the actuarial method. The interest is charged to the profit and loss account. The capital element reduces the amounts payable to the lessor.

               All other leases are treated as "operating leases". These annual rentals are charged to the profit and loss account over the lease term.

               SUBSIDIARY UNDERTAKINGS

               Investments in subsidiaries are held at cost less any provisions for permanent diminution in value.

               ASSOCIATED UNDERTAKINGS

               Companies in which the Group has a participating interest and over whose operating and financial policies it exercises a significant influence are treated as associated undertakings. Investments in associated undertakings are included in the consolidated balance sheet at cost less any goodwill arising before 1 January 1998, less provisions for permanent diminution in value plus attributable post-acquisition retained profits.

               OTHER FIXED ASSET INVESTMENTS

               Other fixed asset investments are stated at cost less amounts written off in respect of any permanent diminution in value.

               DEFERRED TAXATION

               Provision is made for timing differences between the treatment of certain items for taxation and accounting purposes to the extent that it is probable that a liability or asset will crystallise in the foreseeable future.

               PENSION COSTS

               Retirement benefits for employees of certain companies in the Group are provided by defined contribution schemes which are funded by contributions from Group companies and employees. The amount charged to the profit and loss account is the contributions payable in the year.

               With minor exceptions these funds are placed with separate trustee administered schemes or insurance companies.

               FINANCIAL INSTRUMENTS

               The costs of issue of capital instruments such as the issue costs of new debt are charged to the profit and loss account on an annual basis over the life of the instrument.


                                                            Aegis Group plc / 41

               2. NET LIABILITIES AND OPERATING PERFORMANCE

               ------------------------------------------------------------------------------------------------------------
                                                                                  Profit/(loss) on
                                                                                ordinary activities
                                                             Net liabilities      before taxation            Turnover
                                                             1998       1997       1998       1997        1998       1997
                                                              L'M        L'm       L'M        L'm         L'M        L'm
               ------------------------------------------------------------------------------------------------------------
NOTES FORMING  GEOGRAPHICAL ANALYSIS
PART OF THE    Europe                                         (26.3)     (67.5)      48.3       43.1     3,568.8    3,311.2
FINANCIAL      North America and Asia Pacific                 (35.3)     (38.2)       2.3        0.8       561.2      341.3
STATEMENTS     ------------------------------------------------------------------------------------------------------------
for the year                                                  (61.6)    (105.7)      50.6       43.9     4,130.0    3,652.5
ended 31       ------------------------------------------------------------------------------------------------------------
December 1998  Income from interests in associated undertakings                         -        0.5
continued      Profit on disposal of fixed asset investments                            -        2.1
               Net interest receivable/(payable)                                      0.5       (0.9)
               Amortisation of goodwill                                              (0.5)         -
               ------------------------------------------------------------------------------------------------------------
               Profit on ordinary activities before taxation                         50.6       45.6
               ------------------------------------------------------------------------------------------------------------

               The Group operates in only one business sector: media communications. The Group's share of the net assets of associated undertakings of L0.6 million (1997: L0.4 million) are located in Europe. There is no material difference between turnover determined by origin and that determined by destination.

               A further analysis of turnover in Europe is set out below:

               ------------------------------------------------------------------------------------------------------------
                                                                                     1998       1997        1998       1997
                                                                                  LOCAL'M    Local'm         L'M        L'm
               ------------------------------------------------------------------------------------------------------------
               France                                                             9,774.1    8,765.8     1,001.2      919.9
               Germany                                                            2,432.1    2,252.5       835.1      795.5
               UK                                                                   667.9      630.1       667.9      630.1
               Scandinavia                                                        4,868.9    4,280.9       368.3      342.3
               Spain                                                             77,978.4   72,077.8       315.2      301.0
               Italy                                                            483,093.0  322,543.0       167.8      115.7
               Rest of Europe                                                         N/A        n/a       213.3      206.7
               ------------------------------------------------------------------------------------------------------------
                                                                                      N/A        n/a     3,568.8    3,311.2
               ------------------------------------------------------------------------------------------------------------

               A further analysis of profits has not been given since, in the opinion of the directors, this would be seriously prejudicial to the interests of the Group.


               3. PROFIT ON DISPOSAL OF FIXED ASSET INVESTMENTS
               -----------------------------------------------------------------


               On 31 October 1997, the Group disposed of its 19.9% holding in Manning Gottlieb Media Limited for cash consideration of L2.4 million realising a gain of L2.1 million, during the year ended 31 December 1997. Due to the availability of brought forward capital losses, there was no tax payable on the profit realised on the disposal of this investment.


42 / Aegis Group plc

               4. INTEREST PAYABLE AND SIMILAR CHARGES

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
NOTES FORMING  INTEREST PAYABLE:
PART OF THE    On bank loans and overdrafts repayable                                                        2.4        2.9
FINANCIAL      Other loans repayable                                                                         0.7        0.6
STATEMENTS     Interest payable under finance lease and hire purchase contracts                              0.1        0.1
for the year   Other charges                                                                                 1.2        1.3
ended 31       ------------------------------------------------------------------------------------------------------------
December 1998                                                                                                4.4        4.9
continued      Amortisation of refinancing costs                                                             0.3        0.3
               ------------------------------------------------------------------------------------------------------------
                                                                                                             4.7        5.2
               ------------------------------------------------------------------------------------------------------------

               The cost of the existing banking facilities of L1.0 million was capitalised in 1996 and is being be written off over three years, representing the minimum period of those arrangements.


               5. STAFF COSTS

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               STAFF COSTS CONSIST OF:
               Wages and salaries                                                                           90.9       76.2
               Social security costs                                                                        16.1       15.0
               Other pension costs                                                                           1.9        1.6
               ------------------------------------------------------------------------------------------------------------
                                                                                                           108.9       92.8
               ------------------------------------------------------------------------------------------------------------

               The average number of full-time employees of the Group during the year, all of whom were employed in the field of media communications, was 2,838 (1997: 2,266). At 31 December 1998, there were 2,869 employees (1997: 2,510). The average number of full-time employees in the UK during the year was 491 (1997:
               483).

               Directors' remuneration is disclosed in the Remuneration report on page 29. The total amount of directors' remuneration in 1998 was L3.3 million (1997: L3.3 million).


               6. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               THIS IS STATED AFTER CHARGING:
               Auditors' remuneration and expenses - audit services - UK*                                    0.2        0.1
                                                   - audit services - overseas                               0.3        0.4
               ------------------------------------------------------------------------------------------------------------
                                                                                                             0.5        0.5
               Auditors' remuneration and expenses - non-audit services - UK                                   -          -
                                                   - non-audit services - overseas                           0.1        0.1
               ------------------------------------------------------------------------------------------------------------
                                                                                                             0.1        0.1
               ------------------------------------------------------------------------------------------------------------
               Depreciation of fixed assets                                                                  6.2        5.0
               Operating lease rentals on other assets                                                       8.3        7.4
               Research and development costs                                                               19.5       14.8
               Loss on disposal of tangible fixed assets                                                     0.1          -
               Profit on disposal of associated undertakings                                                 0.2          -
               Profit on sale of fixed asset investments                                                       -        2.1
               ------------------------------------------------------------------------------------------------------------

              *Auditors' remuneration and expenses payable by the Company were
               L0.1 million (1997: L0.1 million).

               All operating expenses are administration expenses.


                                                            Aegis Group plc / 43

               7. TAX ON PROFIT ON ORDINARY ACTIVITIES

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               UK corporation tax                                                                              -          -
               Overseas taxation                                                                            14.4       12.1
               Associated undertakings                                                                       0.1        0.1
               ------------------------------------------------------------------------------------------------------------
                                                                                                            14.5       12.2
               ------------------------------------------------------------------------------------------------------------

               The effective rate of tax on the Group's underlying profits is 28.4% based on profits before amortisation of goodwill (1997:
               28%). As disclosed in note 3 above, there was no tax arising in 1997 on the profit on disposal of the Group's 19.9% shareholding in Manning Gottlieb Media Limited.


               8. DIVIDENDS

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               NON-EQUITY: PREFERENCE
               Variable rate convertible cumulative redeemable preference shares 2003 of 5p each
               - conventional dividend paid (31 December 1997: 0.68p)                                          -        0.4
               - foreign income dividend paid (31 December 1997: 0.3p)                                         -        0.2
               - foreign income dividend lost at 0.4p per share (31 December 1997: 0.4p)*                   (0.2)       0.2
               ------------------------------------------------------------------------------------------------------------
                                                                                                            (0.2)       0.8
               ------------------------------------------------------------------------------------------------------------
               EQUITY: ORDINARY
               Ordinary shares of 5p each
               - interim dividend rate per share paid as a foreign income dividend                          0.35p       0.3p
               - final dividend rate per share proposed                                                      0.5p       0.4p
               ------------------------------------------------------------------------------------------------------------
                                                                                                            0.85p       0.7p
               ------------------------------------------------------------------------------------------------------------


               ------------------------------------------------------------------------------------------------------------
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               ORDINARY SHARES OF 5p EACH
               - interim dividend paid as a foreign income dividend                                          3.2        2.5
               - final dividend proposed                                                                     4.8        3.3
               ------------------------------------------------------------------------------------------------------------
                                                                                                             8.0        5.8
               ------------------------------------------------------------------------------------------------------------

              *During the year, the Company's preference shares were converted into ordinary shares thereby losing their right to the 1997 final dividend of 0.4p per share but ranking for all ordinary dividends thereafter. As a result of the conversion, the Company's 1997 final dividend of 0.4p per share was deemed to be a foreign income dividend.

               Under the Finance Act 1994, Aegis Group plc elected to treat its interim dividend for 1998 as a Foreign Income Dividend ("FID"). With effect from 6 April 1999, the Government has abolished FIDs and Advance Corporation Tax.

               The final dividend, if approved, will be paid as a conventional dividend on 1 July 1999 to all ordinary shareholders on the register on 11 June 1999.


44 / Aegis Group plc

               9. EARNINGS PER ORDINARY SHARE

               ----------------------------------------------------------------------------------------------------------
                                                                            As reported Underlying As restated Underlying
                                                                                   1998       1998        1997       1997
               ----------------------------------------------------------------------------------------------------------
NOTES FORMING  Earnings per ordinary share is calculated as follows:
PART OF THE    BASIC
FINANCIAL      Profit for the period                                             L35.7m     L36.2m      L32.0m     L29.9m
STATEMENTS     Weighted average number of ordinary shares in issue               898.4m     898.4m      831.2m     831.2m
for the year   Basic earnings per share                                            4.0p       4.0p        3.8p       3.6p
ended 31       ----------------------------------------------------------------------------------------------------------
December 1998  FULLY DILUTED
continued      Profit for the period                                             L35.5m     L36.0m      L32.8m     L30.7m
               Weighted average number of ordinary shares in issue and the
               weighted average number of dilutive securities                    971.3m     971.3m      950.8m     950.8m
               Fully diluted earnings per share                                    3.7p       3.7p        3.4p       3.2p
               ----------------------------------------------------------------------------------------------------------

               The calculation of basic earnings per share is based on profit net of tax, minority interests and preference dividends. The calculation of fully diluted earnings per share is based on profit for basic earnings per share adjusted for preference dividends. The fully diluted earnings per share for 1997 has been restated to comply with Financial Reporting Standard 14 which was issued in 1998.

               At 31 December 1998, there were 955.1 million ordinary shares in issue (1997: 833.3 million), no convertible preference shares (1997: 63.8 million), no warrants outstanding (1997: 48.0 million) and 94.2 million options outstanding (1997: 57.6 million). The total proceeds that would be received on exercise of the outstanding options at 31 December 1998 is L63.7 million. The table below sets out the effect of the dilutive securities on fully diluted earnings per share calculation:

               ---------------------------------------------------------------------------------------------------------
                                                                                                       NO. OF     NO. OF
                                                                                                     ORDINARY   ORDINARY
                                                                                                       SHARES     SHARES
                                                                                                         1998       1997
               ---------------------------------------------------------------------------------------------------------
               Convertible preference shares                                                            15.6m      63.8m
               Warrants                                                                                 22.6m      25.5m
               Options                                                                                  34.7m      30.3m
               ---------------------------------------------------------------------------------------------------------
               TOTAL WEIGHTED AVERAGE NUMBER OF DILUTIVE SECURITIES                                     72.9m     119.6m
               ---------------------------------------------------------------------------------------------------------

               Underlying profits are calculated by adding back amortisation of goodwill of L0.5 million in 1998 and the profit on disposal of fixed asset investments of L2.1 million (note 3) in 1997, in order to eliminate the effect of these distorting items.


               10. INTANGIBLE FIXED ASSETS

               ------------------------------------------------------------------------------------------------------------
                                                                                                     Development
                                                                                            Goodwill       Costs      Total
                                                                                                 L'm         L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               GROUP:
               Cost at 1 January 1998                                                              -         0.8        0.8
               Additions (note 20)                                                              17.5           -       17.5
               In subsidiaries disposed                                                            -        (0.8)      (0.8)
               ------------------------------------------------------------------------------------------------------------
               AT 31 DECEMBER 1998                                                              17.5           -       17.5
               ------------------------------------------------------------------------------------------------------------
               Amortisation at 1 January 1998                                                      -           -          -
               Provided for in the year                                                          0.5           -        0.5
               ------------------------------------------------------------------------------------------------------------
               AT 31 DECEMBER 1998                                                               0.5           -        0.5
               ------------------------------------------------------------------------------------------------------------
               Net book value
               AT 31 DECEMBER 1998                                                              17.0           -       17.0
               ------------------------------------------------------------------------------------------------------------
               At 31 December 1997                                                                 -         0.8        0.8
               ------------------------------------------------------------------------------------------------------------

               Development costs related to the costs incurred in the initial compilation of the mailing lists and databases held by Consodata Espana SA. These costs were capitalised and amortised over their useful economic life of three years on a straight line basis. Consodata Espana SA was sold at no profit to Consodata France SA during the year.


                                                            Aegis Group plc / 45

               11. TANGIBLE FIXED ASSETS

               ------------------------------------------------------------------------------------------------------------
                                                                                                        Office
                                                                                                      furniture,
                                                                                                       fixtures,
                                                                        Freehold land &    Leasehold equipment &
                                                                              buildings improvements    vehicles      Total
                                                                                    L'm          L'm         L'm        L'm
               ------------------------------------------------------------------------------------------------------------
NOTES FORMING  GROUP:
PART OF THE    Cost at 1 January 1998                                               3.9          6.1        24.1       34.1
FINANCIAL      Additions                                                              -          1.9         6.3        8.2
STATEMENTS     In subsidiaries acquired                                               -          0.1         0.8        0.9
for the year   Disposals                                                           (0.3)           -        (5.1)      (5.4)
ended 31       Exchange adjustments                                                 0.2          0.1         0.7        1.0
December 1998  ------------------------------------------------------------------------------------------------------------
continued      AT 31 DECEMBER 1998                                                  3.8          8.2        26.8       38.8
               ------------------------------------------------------------------------------------------------------------
               Depreciation at 1 January 1998                                       0.8          4.9        14.9       20.6
               Provided for in the year                                             0.2          0.4         5.6        6.2
               In subsidiaries acquired                                               -            -         0.3        0.3
               Disposals                                                           (0.1)           -        (4.9)      (5.0)
               Exchange adjustments                                                 0.1            -         0.6        0.7
               ------------------------------------------------------------------------------------------------------------
               AT 31 DECEMBER 1998                                                  1.0          5.3        16.5       22.8
               ------------------------------------------------------------------------------------------------------------
               Net book value
               AT 31 DECEMBER 1998                                                  2.8          2.9        10.3       16.0
               ------------------------------------------------------------------------------------------------------------
               At 31 December 1997                                                  3.1          1.2         9.2       13.5
               ------------------------------------------------------------------------------------------------------------
               COMPANY:
               Cost at 1 January 1998                                                 -          0.1         0.7        0.8
               Additions                                                              -            -         0.1        0.1
               ------------------------------------------------------------------------------------------------------------
               AT 31 DECEMBER 1998                                                    -          0.1         0.8        0.9
               ------------------------------------------------------------------------------------------------------------
               Depreciation at 1 January 1998                                         -            -         0.3        0.3
               Provided for in the year                                               -            -         0.2        0.2
               ------------------------------------------------------------------------------------------------------------
               AT 31 DECEMBER 1998                                                    -            -         0.5        0.5
               ------------------------------------------------------------------------------------------------------------
               Net book value
               AT 31 DECEMBER 1998                                                    -          0.1         0.3        0.4
               ------------------------------------------------------------------------------------------------------------
               At 31 December 1997                                                    -          0.1         0.4        0.5
               ------------------------------------------------------------------------------------------------------------

               The cost of the Group's tangible fixed assets includes L0.9 million (1997: L1.3 million) and the net book value includes L0.3 million (1997: L0.6 million) in respect of assets held under finance leases. Depreciation on these assets in the year was L0.2 million (1997: L0.2 million).

               The net book value of the Company's tangible fixed assets includes no amount (1997: Lnil) in respect of assets held under finance leases.

               The Group has no capital commitments, contracted for but not provided (1997: L1.2 million). The Company has no capital commitments contracted for but not provided (1997: Lnil).

46 / Aegis Group plc

               12. FIXED ASSET INVESTMENTS

               --------------------------------------------------------------------------------------------------------------
                                                                                 Share of
                                                                               associated       Other
                                                                            undertakings' fixed asset                   Total
                                                                               net assets investments  Own shares investments
                                                                                      L'm         L'm         L'm         L'm
               --------------------------------------------------------------------------------------------------------------
NOTES FORMING  GROUP:
PART OF THE    Net book value at 1 January 1998                                       0.4         0.3         0.6         1.3
FINANCIAL      Additions                                                              0.4         0.4           -         0.8
STATEMENTS     Disposals                                                             (0.2)          -        (0.2)       (0.4)
for the year   Revaluation                                                              -           -         0.1         0.1
ended 31       --------------------------------------------------------------------------------------------------------------
December 1998  NET BOOK VALUE AT 31 DECEMBER 1998                                     0.6         0.7         0.5         1.8
continued      --------------------------------------------------------------------------------------------------------------
               COMPANY:
               Net book value at 1 January 1998                                         -       404.2         0.3       404.5
               Additions                                                                -        22.6         -          22.6
               Disposals                                                                -           -        (0.2)       (0.2)
               --------------------------------------------------------------------------------------------------------------
               NET BOOK VALUE AT 31 DECEMBER 1998                                       -       426.8         0.1       426.9
               --------------------------------------------------------------------------------------------------------------

               ASSOCIATED UNDERTAKINGS

               A list of the Group's associated undertakings is disclosed in note 25.

               OTHER FIXED ASSET INVESTMENTS

               The Group and Company have UK listed fixed asset investments with a market value at 31 December 1998 of L14,180 (1997: L12,977).

               The Company's fixed asset investments principally relate to shares in subsidiary undertakings. A list of the Group's principal subsidiary undertakings is disclosed in note 25. The historical cost of the Company's fixed asset investments is L436.3 million before provisions for diminution in value.

               OWN SHARES

               The nominal value of own shares held at 31 December 1998 was Lnil (1997: L0.1 million). Options over some of these shares have been granted to certain senior employees exercisable at any time ranging up to 4 May 2003 and 24 May 2004 at a price of 28.5p or 29.3p. Under the terms of the trust, all dividends on the shares owned by a trust, the purchase of which was funded by an interest free loan to the trust by Aegis Group plc, are waived. All expenses incurred by the trust are settled directly by Aegis Group plc and are charged in the accounts as incurred.


               13. DEBTORS

               ------------------------------------------------------------------------------------------------------------
                                                                                           Group                Company
                                                                                     1998       1997        1998       1997
                                                                                      L'M        L'm         L'M        L'm
               ------------------------------------------------------------------------------------------------------------
               Trade debtors                                                        616.8      515.9           -          -
               Amounts due from Group undertakings                                      -          -        25.1       21.1
               Amounts due from associated undertakings                               7.1        3.5           -          -
               Other debtors                                                         35.3       26.9         4.4        4.8
               Prepayments and accrued income                                        10.7       31.7         0.3        0.2
               ------------------------------------------------------------------------------------------------------------
                                                                                    669.9      578.0        29.8       26.1
               ------------------------------------------------------------------------------------------------------------


                                                            Aegis Group plc / 47

               14. CURRENT ASSET INVESTMENTS

               ------------------------------------------------------------------------------------------------------------
                                                                                           Group                Company
                                                                                     1998       1997        1998       1997
                                                                                      L'M        L'm         L'M        L'm
               ------------------------------------------------------------------------------------------------------------
               Other investments                                                      0.1        0.8           -          -
               ------------------------------------------------------------------------------------------------------------

NOTES FORMING
PART OF THE    Current asset investments comprise unlisted investments.
FINANCIAL
STATEMENTS
for the year
ended 31       15. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
December 1998
continued

               ------------------------------------------------------------------------------------------------------------
                                                                                          Group                 Company
                                                                                     1998       1997        1998       1997
                                                                                      L'M        L'm         L'M        L'm
               ------------------------------------------------------------------------------------------------------------
               Bank loans and overdrafts                                             69.8       55.2       109.0       79.1
               Less issue costs of debt to be amortised                              (0.2)      (0.3)       (0.2)      (0.3)
               ------------------------------------------------------------------------------------------------------------
                                                                                     69.6       54.9       108.8       78.8
               Trade creditors                                                      679.4      589.6           -          -
               Finance leases and hire purchase contracts                             0.2        0.3           -          -
               Amounts due to Group undertakings                                        -          -        99.4       96.7
               Amounts due to associated undertakings                                   -        0.2           -          -
               Taxation and social security                                          16.8       13.2         0.1        0.1
               Corporation tax                                                        9.5        7.7           -          -
               Dividends payable                                                      4.8        3.5         4.8        3.5
               Other creditors                                                       45.4       40.7         2.7        4.2
               Accruals and deferred income                                          33.6       23.6         2.7        2.6
               ------------------------------------------------------------------------------------------------------------
                                                                                    859.3      733.7       218.5      185.9
               ------------------------------------------------------------------------------------------------------------

               16. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

               ------------------------------------------------------------------------------------------------------------
                                                                                          Group                 Company
                                                                                     1998       1997        1998       1997
                                                                                      L'M        L'm         L'M        L'm
               ------------------------------------------------------------------------------------------------------------
               Bank loans                                                             6.9        7.9           -          -
               Less issue costs of debt to be amortised                                 -       (0.2)          -       (0.2)
               ------------------------------------------------------------------------------------------------------------
                                                                                      6.9        7.7           -       (0.2)
               Finance leases and hire purchase contracts                             0.2        0.4           -          -
               Other creditors                                                       14.0       19.7         2.1        2.5
               ------------------------------------------------------------------------------------------------------------
                                                                                     21.1       27.8         2.1        2.3
               ------------------------------------------------------------------------------------------------------------

               On 25 June 1996, the Group entered into new banking facilities under which the Group obtained a multi-currency term loan of L30 million, a revolving credit facility of L70 million and a media guarantee facility of L70 million. On 1 September 1998, the Group cancelled the media guarantee facility of L70 million, and replaced it with an Insurance Bond of L60 million. During the year, the Group repaid L1.2 million of the term loan. Interest is payable on the term loan and the revolving credit facility at LIBOR plus a maximum of 1.125%. The remaining facilities are secured by fixed and floating charges over the shares of certain subsidiary undertakings.

               L6.9 million (1997:L7.9 million) is repayable between two and five years. No amount (1997:Lnil) is repayable after more than five years. There is no amount in other creditors (1997:Lnil) repayable in instalments more than five years from the date of the balance sheet.


48 / Aegis Group plc

               17. PROVISIONS FOR LIABILITIES AND CHARGES
               -----------------------------------------------------------------

               GROUP AND COMPANY:

NOTES FORMING  During the period, provisions of L0.2 million relating to
PART OF THE    surplus UK property were utilised.
FINANCIAL
STATEMENTS     No provision for deferred taxation is recorded due to the
for the year   availability of tax losses carried forward which offset the full
ended 31       potential effect of timing differences between the treatment of
December 1998  certain items for taxation and accounting purposes. There was no
continued      material unprovided liability for deferred taxation at 31
               December 1998 or 31 December 1997.

               18. SHARE CAPITAL

               -----------------------------------------------------------------------------------------------------------
                                                                          1998                             1997
                                                            EQUITY  NON-EQUITY     TOTAL     Equity  Non-equity      Total
                                                               L'M         L'M       L'M        L'm         L'm        L'm
               -----------------------------------------------------------------------------------------------------------
               AUTHORISED:

               1,200,000,000 (1997: 1,200,000,000)
               ordinary shares of 5p each                      60.0          -      60.0       60.0           -       60.0

               Nil (1997: 68,181,820) variable rate
               convertible cumulative redeemable
               preference shares 2003 of 5p each                  -          -         -          -         3.4        3.4
               -----------------------------------------------------------------------------------------------------------
                                                               60.0          -      60.0       60.0         3.4       63.4
               -----------------------------------------------------------------------------------------------------------
               ISSUED, ALLOTTED, CALLED UP AND FULLY PAID:

               955,140,221 (1997: 833,304,722)
               ordinary shares of 5p each                      47.8          -      47.8       41.7           -       41.7

               Nil (1997: 63,753,338) variable rate
               convertible cumulative redeemable
               preference shares 2003 of 5p each                  -          -         -          -         3.2        3.2
               -----------------------------------------------------------------------------------------------------------
                                                               47.8          -      47.8       41.7         3.2       44.9
               -----------------------------------------------------------------------------------------------------------

               ORDINARY SHARES

               The ordinary shares of 5p each have full voting rights.

               During the year the following issues of ordinary shares were made:

               -----------------------------------------------------------------------------------------------------
                                                    No. of ordinary shares         Nominal value of
               Reason for issue                                     issued   ordinary shares issued    Consideration
               -----------------------------------------------------------------------------------------------------
               Conversion of preference shares                  63,753,338               L3,187,667                -
               Subscription of warrants                         47,995,000               L2,399,750      L14,398,500
               Exercise of share options                        10,087,161                 L504,358       L3,026,566
               -----------------------------------------------------------------------------------------------------
               TOTAL                                           121,835,499               L6,091,775      L17,425,066
               -----------------------------------------------------------------------------------------------------

               The Company received L17.4 million as consideration on exercise of share options and subscription of warrants. There are no preference shares or warrants outstanding at 31 December 1998.

               Under the executive share option schemes there were outstanding at 31 December 1998, options over 94,220,289 ordinary shares of 5p each for which the participants have the right to exercise their options at prices ranging from 25.5p to 165.80p. These options are exercisable between 1 January 1997 and 1 June 2008.

                                                            Aegis Group plc / 49

               19. RESERVES


               ----------------------------------------------------------------------------------------------------------------
                                                                         Share        Share
                                                                       premium      premium      Capital             Profit and
                                                                       account      account   redemption    Special        loss
                                                                       (equity) (non-equity)     reserve    reserve     account
                                                                           L'm          L'm          L'm        L'm         L'm
               ----------------------------------------------------------------------------------------------------------------
NOTES FORMING  GROUP:
PART OF THE    At 1 January 1998                                          33.8         10.7          0.2       21.9      (219.0)
FINANCIAL      Retained profit for the financial year                        -            -            -          -        27.7
STATEMENTS     Issue of shares by the Company                             14.5            -            -          -           -
for the year   Conversion of preference shares                            10.7        (10.7)           -          -           -
ended 31       Transfers                                                     -            -            -      (17.4)       17.4
December 1998  Currency translation differences on
continued      foreign currency net investments                              -            -            -          -        (0.7)
               ----------------------------------------------------------------------------------------------------------------
               AT 31 DECEMBER 1998                                        59.0            -          0.2        4.5      (174.6)
               ----------------------------------------------------------------------------------------------------------------

               Goodwill arising on acquisitions up to 31 December 1997 of L565.2 million, which has been written off immediately to reserves, is included within the profit and loss reserve account.

               --------------------------------------------------------------------------------------------------------------
                                                            Share        Share
                                                          premium      premium      Capital                        Profit and
                                                          account      account   redemption    Special     Merger        loss
                                                          (equity) (non-equity)     reserve    reserve    reserve     account
                                                              L'm          L'm          L'm        L'm        L'm         L'm
               --------------------------------------------------------------------------------------------------------------
               COMPANY
               At 1 January 1998                             33.8         10.7          0.2       21.9       13.0       119.0
               Retained profit for the financial year           -            -            -          -          -        11.9
               Issue of shares by the Company                14.5            -            -          -          -           -
               Conversion of preference shares               10.7        (10.7)           -          -          -           -
               Transfers                                        -            -            -      (17.4)         -        17.4
               --------------------------------------------------------------------------------------------------------------
               At 31 December 1998                           59.0            -          0.2        4.5       13.0       148.3
               --------------------------------------------------------------------------------------------------------------

               Following the issue of shares during the year a further L17.4 million has been transferred from the special reserve to the profit and loss reserve account in accordance with a court approved share premium account reduction scheme implemented in 1994.

               The Company has not presented its own profit and loss account as permitted by Section 230 (1) of the Companies Act 1985. The profit dealt with in the accounts of the Company for the 12 months to 31 December 1998 was L19.7 million (12 months to 31 December 1997:L4.5 million). Accumulated reserves for the Company include L111.3 million (1997:L111.3 million) which is not available for distribution under the terms of the court approved share premium account reduction scheme.


50 / Aegis Group plc

               20. ACQUISITIONS
               -----------------------------------------------------------------

               During the year the Group acquired subsidiaries and minority interests (all acquisition accounted for) as detailed below:

               -------------------------------------------------------------------------------------------------------------------
                                                                                           Accounting
                                                                               Book value      policy         Other     Fair value
                                                                                 acquired   alignment   adjustments  of net assets
                                                                                      L'm         L'm           L'm            L'm
               -------------------------------------------------------------------------------------------------------------------
NOTES FORMING  NET ASSETS/(LIABILITIES) ACQUIRED:
PART OF THE    Tangible fixed assets                                                  0.7        (0.1)(a)         -            0.6
FINANCIAL      Debtors                                                                5.4        (0.2)(b)      (0.1)(d)        5.1
STATEMENTS     Cash at bank and in hand                                               4.6           -             -            4.6
for the year   Creditors                                                             (9.9)       (0.1)(c)      (0.2)(e)      (10.2)
ended 31       Minority interest extinguished                                         0.7           -             -            0.7
December 1998  -------------------------------------------------------------------------------------------------------------------
continued                                                                             1.5        (0.4)         (0.3)           0.8
               -------------------------------------------------------------------------------------------------------------------
               Goodwill capitilised in the year                                                                               17.5
               -------------------------------------------------------------------------------------------------------------------
                                                                                                                              18.3
               -------------------------------------------------------------------------------------------------------------------

               ------------------------------------------------------------------------------------------------------------
                                                                                                                        L'm
               ------------------------------------------------------------------------------------------------------------
               SATISFIED BY:
               Cash consideration                                                                                       8.7
               Direct costs of acquisition                                                                              0.5
               Deferred consideration (note 21)                                                                         9.1
               ------------------------------------------------------------------------------------------------------------
                                                                                                                       18.3
               ------------------------------------------------------------------------------------------------------------

               Accounting policy adjustments have been made to the book value of net assets acquired as set out below:
               (a) Adjustments have been made to the book value of tangible fixed assets of certain of the acquisitions detailed below to bring them into alignment with the Group's accounting policies on depreciation.
               (b) Where the Group operates as principal with the media in a market where credit insurance is either not available or not available at commercial rates, general bad debt provisions have been established consistent with the Group's accounting policy for that market.
               (c) Adjustments have been made to change the basis of accounting from cash to accruals.

               Other adjustments have been made for pre-acquisition items, not reflected in the acquisition balance sheet, as set out below:
               (d) Provisions against specific bad debts of L0.1 million have been made against irrecoverable balances in Freeman Associates.
               (e) In Freeman Associates and the Strategem Group, provisions have been made for redundancy costs of L0.1 million each.

               Goodwill arising in the year arose as a result of the acquisition of the following:


          -------------------------------------------------------------------------------------------------------------------------
                                                                                                      Effective interest in issued
                                                             Country of                                     ordinary share capital
                                                          incorporation             % acquired                 at 31 December 1998

          -------------------------------------------------------------------------------------------------------------------------
          Bray                                                Australia                   100%                                100%
          Freeman Associates Inc                                    USA                   100%                                100%
          Halmarick                                           Australia                   100%                                100%
          Strategem Group                                        Canada                   100%                                100%
          David Cairns and Company Media Management Ltd          Canada                   100%                                100%
          Saverne Conseil SA                                     France                   100%                                100%
          Carat Media Services (Thailand) Co Ltd               Thailand                    49%                                 49%
          MW Office GmbH                                        Germany                    24%                                 75%
          Micom Carat SA                                    Switzerland                    20%                                100%
          Micom Carat AG                                    Switzerland                    40%                                100%
          Carat Turkey                                           Turkey                    30%                                100%
          -------------------------------------------------------------------------------------------------------------------------


                                                            Aegis Group plc / 51

               20. ACQUISITIONS CONTINUED
               -----------------------------------------------------------------


               Further details on the aquisitions in the year are set out below:

NOTES FORMING  BRAY
PART OF THE
FINANCIAL      With effect from 1 January 1998, the Group acquired the business
STATEMENTS     of Bray Limited in Sydney, Australia (now renamed "Carat
for the year   Australia Media Services"). The initial cash consideration was
ended 31       L0.8 million (A$2.1 million). Further contingent consideration
December 1998  payable in cash of up to L0.9 million (A$2.4 million) may also
continued      be paid between 2000 and 2001 subject to specified growth
               criteria.

               FREEMAN ASSOCIATES INC

               With effect from 1 January 1998, the Group acquired a 100% interest in Freeman Associates Inc based near Boston, USA (now renamed "Carat Freeman"). The initial cash consideration was L3.3 million (US$5.3 million). Further contingent consideration payable in cash of up to L4.5 million (US$7.5 million) may also be paid between 1999 and 2001 subject to specified growth criteria.

               HALMARICK

               With effect from 1 January 1998, the Group acquired the business of Halmarick Limited in Sydney, Australia (now renamed "Carat Australia Media Services"). The initial cash consideration was L1.5m (A$4.0 million). Further contingent consideration payable in cash of up to L1.1 million (A$3.0 million) may also be paid between 1999 and 2001 subject to specified growth criteria.

               STRATEGEM GROUP

               With effect from 1 January 1998, the Group acquired 49% of the voting rights and 100% of the equity shares in the Strategem Group in Montreal, Canada (now renamed "Groupe Carat Strategem"). The Group is entitled, inter alia, to 100% of the dividends arising from Groupe Carat Strategem and these entities are consolidated on that basis. The initial cash consideration was L0.7 million (CAN$1.8 million). Further contingent consideration payable in cash of up to L1.3 million (CAN$3.0 million) may also be paid between 1999 and 2001 subject to specified growth criteria.

               DAVID CAIRNS AND COMPANY MEDIA MANAGEMENT LIMITED

               On 22 December 1998, the Group acquired 49% of the voting rights and 100% of the equity shares in David Cairns and Company Media Management Limited (now renamed "Carat Cairns") in Toronto, Canada. The Group is entitled, inter alia, to 100% of the dividends arising from Carat Cairns and has been consolidated on that basis. The initial cash consideration was L0.4 million (CAN$1.0 million). Further contingent consideration payable in cash of up to L0.9 million (CAN$2.3 million) may also be paid between 1999 and 2001 subject to specified growth criteria.

               SAVERNE CONSEIL SA

               With effect from 1 July 1998, the Group acquired a 100% interest in the Saverne Conseil SA in Paris, France. The initial cash consideration was L0.1 million (FFr1.6 million) paid in cash. Further fixed consideration of L0.1 million is payable in 1999 in cash and contingent consideration payable in cash of up to L0.3 million (FFr3.4 million) may also be paid between 1999 and 2001 subject to specified growth criteria.

               CARAT MEDIA SERVICES (THAILAND) CO LIMITED

               On 6 August 1998, the Group acquired the media business of Chuo Senko Thailand Company Limited for L1.0 million (Baht 70 million) paid in cash. The Group has established a joint venture company with Chuo Senko called Carat Media Services (Thailand) Company Limited in which the Group has voting rights of 51% and equity stake of 49%. Aegis has the right to appoint four out of the seven directors.

               MW OFFICE GmbH

               On 31 December 1998, the Group acquired a further 24% interest in MW Office GmbH for L0.6 million (DM1.9 million) paid in cash.

               MICOM CARAT SA AND MICOM CARAT AG

               On 24 August 1998, the Group acquired the remaining 20% interest in Micom Carat SA in Lausanne for L0.1 million (CHF0.2 million) in cash and the remaining 40% interest in Micom Carat AG in Zurich for L0.1 million (CHF0.2 million) in cash.

               CARAT TURKEY

               On 14 December 1998, the Group acquired the remaining 30% interest in Carat Turkey for L0.1 million (DM0.2 million).


52 / Aegis Group plc

               21. CONTINGENT LIABILITIES AND OTHER COMMITMENTS
               -----------------------------------------------------------------


               DEFERRED CONSIDERATION

NOTES FORMING  Deferred consideration, which has been fully provided for in
PART OF THE    creditors, may be made to the vendors of certain subsidiary
FINANCIAL      undertakings in the years to 2002. Such payments are either fixed
STATEMENTS     under the terms of the acquisition or are contingent on the
for the year   future financial performance. The directors estimate that, at the
ended 31       rates of exchange ruling at the balance sheet date, the maximum
December 1998  liability at 31 December 1998 for payments that may be due is as
continued      follows:

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               Within one year                                                                              12.1        5.6
               Between one and two years                                                                     7.4        6.5
               Between two and five years                                                                    4.3        9.4
               ------------------------------------------------------------------------------------------------------------
                                                                                                            23.8       21.5
               ------------------------------------------------------------------------------------------------------------

               All of the contingent deferred payments noted above are payable in cash. The minimum liability is L9.4 million.

               In addition to the deferred payments disclosed above, in 1997, as partial consideration for the acquisition of a 100% interest in International Communications Group, a wholly-owned, US subsidiary holding company of Aegis Group plc issued preference shares to the vendors of the International Communications Group. The preference shares are redeemable in cash by the vendors at any time and by Aegis Group plc no earlier than 12 May 2002. In accordance with Financial Reporting Standard 4, the redemption value of these preference shares is included within debt due within one year and amounted to L10.5 million (US$17.4 million) at 31 December 1998.

               PUT OPTIONS HELD BY OUTSTANDING MINORITY INTERESTS

               Put options are held by minority interests in respect of Carat companies in Germany, Greece, Thailand and the United Kingdom, exercisable between 1998 and 2002. The value of the put options is based upon the profitability of the individual companies. The directors estimate the value of these contingent liabilities to be approximately L6.1 million, payable in a combination of cash and ordinary shares.

               GUARANTEES

               Guarantees of L17.0 million (1997: L13.9 million) have been given by the Company on behalf of its subsidiaries together with other guarantees and contingencies arising in the normal course of business.

               LEASE COMMITMENTS

               At 31 December 1998, there were the following annual commitments in respect of non-cancellable operating leases for the following years:

               ------------------------------------------------------------------------------------------------------------
                                                                                                       Group        Company
                                                                                            Land and               Land and
                                                                                           buildings       Other  buildings
                                                                                                 L'm         L'm        L'm
               ------------------------------------------------------------------------------------------------------------
               OPERATING LEASES THAT EXPIRE:
               Within one year                                                                   3.3         0.6          -
               Between one and five years                                                        3.8         1.1        0.3
               After more than five years                                                        2.3         0.7        1.4
               ------------------------------------------------------------------------------------------------------------
               31 DECEMBER 1998                                                                  9.4         2.4        1.7
               ------------------------------------------------------------------------------------------------------------
               31 December 1997                                                                  7.8         1.3        1.7
               ------------------------------------------------------------------------------------------------------------


                                                            Aegis Group plc / 53

               22. RELATED PARTIES
               -----------------------------------------------------------------

               In addition to the disclosures set out in the Report of the directors' and note 20 of these accounts, the Group had the following related party transactions in 1998:
NOTES FORMING
PART OF THE    RELATED PARTY TRANSACTIONS WITH ASSOCIATED UNDERTAKINGS
FINANCIAL
STATEMENTS     The Group had the following transactions and balances with its
for the year   associated undertakings:
ended 31
December 1998  Carat Espana SA purchased media space on behalf of Mediasal 2000
continued      SA, an associated undertaking, totalling L15,312,868 in 1998. The balance due at the year end was L5,027,139 (1997: L3,053,548).

               Carat Hellas SA provided planning and media buying services to JV Bonds, an associated undertaking, for a fee of L139,749 in 1998. The balance due at year end was L59,352 (1997: Lnil).

               Carat France SA provided administration services to Consodata SA, an associated undertaking, for a fee of L51,217 in 1998. The balance due at the year end was L24,209 (1997: L36,571). Carat France also provided a loan to Consodata SA of L1,491,285 (1997:
               L202,051).

               Carat Espana SA was paid an outstanding balance due from Consodata Espana SA of L3,031 for costs incurred on its behalf; there was no balance outstanding at the year end (1997: L3,031).

               Consodata Europe Limited provided management and other services to Consodata UK Limited of L400,000 and to Consodata Espana SA of L60,000. The balance due at the year end was L470,000 (1997:
               Lnil) from Consodata UK Limited and L60,000 (1997: Lnil) from Consodata Espana SA. In addition, Consodata Europe Limited settled its outstanding balance with Consodata SA of L234,985.


               23. FINANCIAL INSTRUMENTS
               -----------------------------------------------------------------

               TREASURY MANAGEMENT AND FINANCIAL INSTRUMENTS

               The Group's Treasury department is responsible for managing the Group's financing and treasury risks. The Board of directors sets formal parameters and guidelines on the use of financial instruments to manage risk and reviews these regularly. The Group does not trade in financial instruments nor engage in speculative arrangements and it is the Group's policy not to use any complex financial instruments, unless, in exceptional circumstances, it is necessary to cover defined risks.

               MANAGEMENT OF FINANCIAL RISK

               The Group considers its major financial risks to be credit risk, liquidity, interest rate risk and currency risk. The Group's policies with regard to these risks and how financial instruments are used to manage these risks are set out below:

               CREDIT RISK

               The Group's exposure with banks and other institutions is limited by the use of dealing limits set by reference to ratings provided by the major credit rating agencies.

               LIQUIDITY

               It is the Group's policy that funding required by an overseas operation should be provided locally where appropriate and that these should be adequate to cover the needs of the business. A further analysis of local and Group facilities is set out below.

               At 31 December 1998, the Group had net funds (before finance lease obligations) of L37.3 million (1997: Net debt of L1.5 million). The Group had cash balances of L114.0 million at 31 December 1998 (1997: L61.6 million) which were held mainly in the Group's trading companies and gross borrowings of L76.7 million (1997: L63.1 million).

               INTEREST RATE RISK

               The Group's policy is not to enter into any long-term arrangement that fixes or caps any portion of debt. All borrowings are floating rate. The Group's cash and borrowings currently offset each other and any arrangement to fix the interest rate would result in the Group having a potential exposure.

               CURRENCY RISK

               The Group's foreign currency management policy requires subsidiaries to use short-term forward exchange contracts to hedge all transactions with material currency exposures. The Group's accounting policy is to translate the profits of overseas investments at the average exchange rate for the year and to translate the net assets at year end rates. It is the Group's policy not to hedge exposures arising from profit translation.


54 / Aegis Group plc

               23. FINANCIAL INSTRUMENTS continued
               -----------------------------------------------------------------

               CURRENCY RISK continued

NOTES FORMING  The Group's policy is to borrow locally wherever possible to act
PART OF THE    as a hedge against the translation risk arising from its net
FINANCIAL      investments overseas. Gains and losses arising on net investments
STATEMENTS     overseas are recognised in the statement of total recognised
for the year   gains and losses.
ended 31
December 1998 SHORT TERM DEBTORS AND CREDITORS continued
               Short-term debtors and creditors have been excluded from all disclosures, other than the currency risk disclosures.

               ANALYSIS OF INTEREST RATE RISK PROFILE OF FINANCIAL LIABILITIES OF THE GROUP

               The currency and interest rate risk profile of the financial liabilities of the Group at 31 December, all of which were at floating interest rates, was:

               ----------------------------------------------------------------------------------------------------------------
                                                                                                   FLOATING RATE  Floating rate
                                                                                                       FINANCIAL      financial
                                                                                                     LIABILITIES    liabilities
                                                                                                            1998           1997
                                                                                                             L'M            L'm
               ----------------------------------------------------------------------------------------------------------------
               Sterling                                                                                     48.4           33.6
               Deutschemark                                                                                  6.5            6.1
               French Franc                                                                                  2.6            3.6
               Spanish Peseta                                                                                5.3            7.6
               Other EU currencies                                                                           0.2              -
               US Dollar                                                                                    12.7           12.0
               Other currencies                                                                              1.0            0.2
               ----------------------------------------------------------------------------------------------------------------
                                                                                                            76.7           63.1
               ----------------------------------------------------------------------------------------------------------------

               Interest is payable on the above financial liabilities based on the relevant national LIBOR plus a maximum of 1.125%. The weighted average interest rate for the year ended 31 December 1998 was 6.2% (1997: 5.9%).

               There were no fixed rate financial liabilities at 31 December 1998 (1997: (L)nil). In addition to the liabilities above, the Group had creditors due after more than one year of L14.0 million (1997: L19.7 million) on which no interest is paid (principally representing deferred consideration on acquisitions) and finance lease obligations of L0.4 million (1997: L0.7 million) which are mostly held in Sterling.

               ANALYSIS OF INTEREST RATE RISK PROFILE OF FINANCIAL ASSETS OF THE GROUP

               The currency and interest rate risk profile of the financial assets of the Group at 31 December, all of which were at floating interest rates, was:


---------------------------------------------------------------------------------------------------------------------------------
                                                  CASH AT BANK CURRENT ASSET               Cash at bank  Current asset
                                                   AND IN HAND   INVESTMENTS        TOTAL   and in hand    investments      Total
                                                          1998          1998         1998          1997           1997       1997
                                                           L'M           L'M          L'M           L'm            L'm        L'm
          -----------------------------------------------------------------------------------------------------------------------
          Sterling                                        24.7             -         24.7           2.9              -        2.9
          Deutschemark                                    24.3             -         24.3          24.9              -       24.9
          French Franc                                     8.0             -          8.0           4.2              -        4.2
          Spanish Peseta                                   6.2             -          6.2           0.1              -        0.1
          Other EU currencies                             28.7             -         28.7          23.5              -       23.5
          US Dollar                                       13.4             -         13.4           3.3              -        3.3
          Other currencies                                 8.7           0.1          8.8           2.7            0.8        3.5
          -----------------------------------------------------------------------------------------------------------------------
                                                         114.0           0.1        114.1          61.6            0.8       62.4
          -----------------------------------------------------------------------------------------------------------------------

               Current asset investments comprise short-term money market investments. Floating rate cash earns interest based on the relevant national LIBID equivalent. In addition to the financial assets above, the Group had other fixed asset investments of L0.7 million, L0.4m in Deutschemarks and L0.3 million in French Francs (1997: L0.3 million, all in French Francs), which do not yield an interest-related income and which do not have a fixed maturity date.


                                                            Aegis Group plc / 55

               FAIR VALUES OF THE GROUP'S FINANCIAL ASSETS AND LIABILITIES

               The fair value of the Group's floating rate financial
               liabilities, as calculated by discounting the book value of current obligations as at 31 December 1998, was L72.3
               million (1997: L62.5 million). The floating rate financial liabilities have been discounted using the Group's weighted average cost of debt. There are no material differences between
NOTES FORMING  the book and fair values of the Group's financial assets and
PART OF THE    other financial liabilities.
FINANCIAL
STATEMENTS     MATURITY OF FINANCIAL LIABILITIES
for the year
ended 31       The maturity profile of the Group's financial liabilities is set
December 1998  out in notes 15, 16 and 21.
continued
               BORROWING FACILITIES

               The Group had the following undrawn, committed borrowing facilities available at 31 December in respect of which all conditions precedent had been met at that date:

               ------------------------------------------------------------------------------------------------------------
                                                                                                            1998       1997
                                                                                                             L'M        L'm
               ------------------------------------------------------------------------------------------------------------
               Expiring within one year                                                                     49.0          -
               Expiring between one and two years                                                           16.0       70.0
               Expiring between two and five years                                                             -          -
               ------------------------------------------------------------------------------------------------------------
                                                                                                            65.0       70.0
               ------------------------------------------------------------------------------------------------------------

               Of the amounts disclosed above at 31 December 1998 L49.0 million may be extended by the Group for up to a further two years. All covenants at 31 December 1998 were met.

               MARKET RISK

               At 31 December 1998, on the basis of existing net cash balances, it is estimated that a general movement of 1% in interest rates would impact 1998 profit before tax by L0.1m.

               It is also estimated that a general movement of Sterling by 1% would impact 1998 profit before tax by approximately L0.4 million.

               CURRENCY EXPOSURES

               No Group companies have material monetary assets and liabilities in currencies other than that of the local functional currency.

               HEDGES OF FUTURE TRANSACTIONS

               At 31 December 1998 and 1997, there were no material foreign exchange contracts to hedge against future transaction flows.

               FINANCIAL INSTRUMENTS HELD FOR TRADING PURPOSES

               The Group does not trade in financial instruments.


               24. POST BALANCE SHEET EVENTS
               -----------------------------------------------------------------

               On 18 January 1999, the Group disposed of its 46.82% interest in the Consodata Group based in France for L6.5 million
               (FFr60.8 million) to the existing management and to the Alpha investment Group. As part of this disposal, Carat France will make a loan to Consodata of L3.3 million (FFr31.7 million) half of which is repayable on 31 December 1999 and the remainder of which is repayable on 31 December 2000. In the event that Consodata floats before either date, any outstanding loan amount becomes immediately repayable. The Group will realise a profit on disposal of approximately L1.5 million in 1999 after providing for this loan (the remaining profit relating to the loan will be recognised when the cash is received).


56 / Aegis Group plc

               25. PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS
               ----------------------------------------------------------------------------------------------------------
                                                                                                       Effective interest
                                                                                     Country of        in issued ordinary
                                                                                     incorporation       share capital at
               PRINCIPAL SUBSIDIARY UNDERTAKINGS:     Office                         and operation       31 December 1998
               ----------------------------------------------------------------------------------------------------------
NOTES FORMING  Carat Australia Media Services         Sydney                         Australia                       100%
PART OF THE    Carat Bray                             Sydney                         Australia                       100%
FINANCIAL      Carat Halmarick                        Sydney                         Australia                       100%
STATEMENTS     HMS Carat                              Vienna                         Austria                         100%
for the year   Carat Crystal                          Brussels                       Belgium                         100%
ended 31       Carat Canada                           Montreal                       Canada                          100%
December 1998  Groupe Carat Strategem                 Montreal                       Canada             100% (49% voting)
continued      K2 Media                               Montreal                       Canada             100% (49% voting)
               Carat Cairns                           Toronto                        Canada             100% (49% voting)
               HMS Carat                              Prague                         Czech Republic                  100%
               Carat Danmark                          Copenhagen                     Denmark                         100%
               Carat Media Research                   Copenhagen                     Denmark                         100%
               Carat Group UK                         London                         England and Wales               100%
               Carat                                  London                         England and Wales               100%
               Carat Direct                           London                         England and Wales               100%
               Carat Manchester                       Manchester                     England and Wales               100%
               Carat Direct Manchester                Manchester                     England and Wales               100%
               BBJ Media Services                     London                         England and Wales                75%
               Carat Business                         London                         England and Wales               100%
               Posterscope                            London                         England and Wales               100%
               Posterscope in the North               Manchester                     England and Wales               100%
               Carat Insight                          London                         England and Wales               100%
               Carat Interactive                      London                         England and Wales               100%
               Carat International                    London                         England and Wales               100%
               Carat Media Services                   London                         England and Wales               100%
               Consodata Europe                       London                         England and Wales               100%
               Carat Finland                          Helsinki                       Finland                         100%
               Oy Inter Media                         Helsinki                       Finland                         100%
               Carat France                           Paris                          France                          100%
               Carat Expansion                        Paris                          France                          100%
               Carat 2010                             Paris                          France                          100%
               Carat Expert                           Paris                          France                          100%
               Carat MCI                              Paris                          France                          100%
               Carat Prospective                      Paris                          France                          100%
               Carat SPFD                             Paris                          France                          100%
               Carat Sponsorship                      Paris                          France                          100%
               Saverne Developpement                  Paris                          France                          100%
               Granite                                Paris                          France                          100%
               Carat Direct                           Paris                          France                          100%
               Cyclades Carat                         Paris                          France                          100%
               IPC                                    Paris                          France                          100%
               Saverne Conseil                        Paris                          France                          100%
               Grap & Gides                           Lille                          France                          100%
               Carat Media Service                    Wiesbaden                      Germany                         100%
               HMS Media Service                      Wiesbaden                      Germany                         100%
               HMS and Carat Central Services         Wiesbaden                      Germany                         100%
               Carat Visions                          Wiesbaden                      Germany                         100%
               ----------------------------------------------------------------------------------------------------------


                                                            Aegis Group plc / 57

               25. PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS continued
               ----------------------------------------------------------------------------------------------------------
                                                                                                       Effective interest
                                                                                     Country of        in issued ordinary
                                                                                     incorporation       share capital at
               Principal subsidiary undertakings:     Office                         and operation       31 December 1998
               ----------------------------------------------------------------------------------------------------------
NOTES FORMING  Carat Expert                           Wiesbaden                      Germany                         100%
PART OF THE    Carat Hamburg Media Service            Hamburg                        Germany                         100%
FINANCIAL      Panmedia                               Eschborn                       Germany                         100%
STATEMENTS     MW Office                              Munich                         Germany                          75%
for the year   PAP                                    Hamburg                        Germany                          51%
ended 31       Carat Hellas                           Athens                         Greece                         75.5%
December 1998  Carat Creative                         Athens                         Greece                         75.5%
continued      HMS Carat                              Budapest                       Hungary                         100%
               Carat Italia                           Milan, Turin, Florence, Rome   Italy                           100%
               Carat Expert                           Milan                          Italy                           100%
               Carat Visions                          Milan                          Italy                           100%
               Carat India                            Mumbai, Delhi                  India                            75%
               Carat Nederland                        Amsterdam                      Netherlands                     100%
               Carat MediaBase                        Kuala Lumpur                   Malaysia                         90%
               Carat Inter-Media                      Oslo                           Norway                          100%
               Carat Media and Research               Oslo                           Norway                          100%
               Carat Mediakanalen                     Oslo                           Norway                          100%
               Carat Consulting                       Oslo                           Norway                           51%
               HMS Carat Polska                       Warsaw                         Poland                          100%
               Carat Portugal                         Lisbon                         Portugal                        100%
               Carat Russ-Media                       Moscow                         Russia                           51%
               HMS Carat Slovakia                     Bratislava                     Slovak Republic                 100%
               Carat Espana                           Madrid, Barcelona              Spain                           100%
               Carat Scandinavia                      Stockholm                      Sweden                          100%
               Carat Sverige                          Stockholm, Gothenburg, Malmo   Sweden                          100%
               Carat Research                         Stockholm                      Sweden                          100%
               Mediekompetens                         Gothenburg, Stockholm          Sweden                          100%
               Micom Carat                            Lausanne                       Switzerland                     100%
               Micom Carat                            Zurich                         Switzerland                     100%
               Carat Media Services (Thailand)        Bangkok                        Thailand            49% (51% voting)
               Carat Turkey                           Istanbul                       Turkey                          100%
               Carat Ukraine                          Kiev                           Ukraine                         100%
               Carat North America                    New York                       USA                             100%
               Carat ICG                              Los Angeles, San Francisco,
                                                      Atlanta, Chicago, Memphis,
                                                      Portland, Denver and St. Louis USA                             100%
               MMA Carat                              Wilton                         USA                             100%
               Carat MBS                              New York                       USA                             100%
               Carat Freeman                          Boston, San Francisco          USA                             100%
               ----------------------------------------------------------------------------------------------------------

               All shareholdings are of ordinary shares and all activities are in the field of media communications. The subsidiary undertakings listed, all of which are consolidated in the accounts of the Group, are those which, in the opinion of the directors, principally affected the results or financial position of the Group during or at the end of the financial year.

               With the exception of 100% shareholdings in Carat Group UK Limited, Carat International Limited and Carat Media Services Limited, all of the principal subsidiary and associated undertakings disclosed above are indirectly held. The effective interest in the issued share capital is equivalent to the percentage of voting rights held by the Group, unless otherwise stated. A full list of all subsidiary undertakings, and the information shown above with respect to them, is filed with the Company's annual return.


58 / Aegis Group plc

               25. PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS continued
               ----------------------------------------------------------------------------------------------------------
                                                                                                       Effective interest
                                                                                     Country of        in issued ordinary
                                                                                     incorporation       share capital at
               Principal associated undertakings:     Office                         and operation       31 December 1998
               ----------------------------------------------------------------------------------------------------------
NOTES FORMING  Consodata                              Paris                          France                        46.82%
PART OF THE    Aerlig Talt                            Oslo                           Norway                           34%
FINANCIAL      Mediasal 2000                          Bilbao                         Spain                          23.9%
STATEMENTS     Carat Philippines                      Manila                         Philippines                      30%
for the year   Feldt Visions Communication            Eltville                       Germany                          30%
ended 31       CPM Media                              Prague                         Czech Republic                   35%
December 1998  CPM Media                              Bratislava                     Slovak Republic                  50%
continued      JV Bonds                               Athens                         Greece                           40%
               ----------------------------------------------------------------------------------------------------------

               All shareholdings are of ordinary shares and all activities are in the field of media communications. All the results of the above associated undertakings have been equity accounted. At the year end, the Group owned 46.82% of the share capital of Consodata SA, of which 4% carries no voting rights or rights to dividends.


                                                            Aegis Group plc / 59

               Notice is hereby given that the Annual General Meeting of the Company will be held at 11 a.m. on Friday 21 May 1999 at 11A West Halkin Street, London SW1X 8JL for the purpose of transacting the ordinary business of the Annual General Meeting set out in resolutions 1 to 7, and special business, as set out in resolutions 8 to 11 and resolutions 10 and 11 will be proposed as special resolutions.

NOTICE OF      ORDINARY BUSINESS
MEETING
               1. To receive the statement of accounts for the financial year ended 31 December 1998 and the reports of the directors and auditors thereon.
               2. To declare a final dividend of 0.50 pence per ordinary share.
               3. To re-elect Eryck Rebbouh as a director of the Company, who retires by rotation and, being eligible, offers himself for re-election.
               4. To re-elect Sir Peter Thompson as a director of the Company, who retires by rotation and, being eligible, offers himself for re-election.
               5. To re-elect Philippe Villin as a director of the Company, who retires by rotation and, being eligible, offers himself for re-election.
               6. To elect Douglas Flynn as a director of the Company, who was appointed since the last Annual General Meeting, and being eligible offers himself for election.
               7. To re-appoint PricewaterhouseCoopers as auditors of the
                  Company and to authorise the directors to fix their remuneration.

               SPECIAL BUSINESS

               8. That the authorised share capital of the Company be increased from L60,000,000 to L75,000,000 by the creation of 300,000,000 additional ordinary shares of 5 pence each.
               9. That, subject to the passing of resolution 8 above, the directors be and are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act 1985) up to an aggregate nominal amount of L15,900,000 provided that this authority shall expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the next Annual General Meeting of the Company, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.
               10.That, subject to the passing of resolution 9 above, the directors be and are hereby empowered, pursuant to Section 95 of the Companies Act 1985, to allot equity securities (within the meaning of Section 94 of the said Act) for cash, pursuant to the authority conferred by the said resolution 9 above, as if Section 89 of the said Act did not apply to any such allotment, provided that this power shall be limited:
                  (a) to the allotment of equity securities in connection with or pursuant to an offer by way of rights issue, open offer or any other pre-emptive offer in favour of holders of ordinary shares where the equity securities attributable to the interests of such persons are proportionate (as nearly as may be) to the numbers of ordinary shares held by them, subject to such exclusions or other arrangements as the directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems arising under the laws of, or the requirements of any regulatory body or stock exchange in, any territory or otherwise howsoever; and
                  (b) to the allotment (otherwise than pursuant to sub-paragraph
                  (a) above) of equity securities up to an aggregate nominal value of L2,387,850 and shall expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the next Annual General Meeting of the Company save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.
               11.That the Company be and is hereby generally and
                  unconditionally authorised to make one or more market purchases (as defined in Section 163 of the Companies Act
                  1985) of its ordinary shares of 5 pence each provided that:
                  (a) the maximum number of shares which may be purchased is 47,996,000 ordinary shares;
                  (b) the maximum price at which any share may be purchased is the price equal to 5% above the average of the middle market quotations of such share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the date of such purchase, exclusive of expenses, and the minimum price at which any share may be purchased is the par value of such share; and


60 / Aegis Group plc

                  (c) the authority conferred by this resolution, unless previously renewed, shall expire on 20 November 2000 or, if earlier, at the conclusion of the next Annual General Meeting of the Company, save that the Company may before such expiry make a contract to purchase shares which will or might be completed or executed wholly or partly after such expiry and may make a purchase of shares pursuant to such contract as if the authority conferred by this resolution had not expired.
NOTICE OF
MEETING        By order of the Board
continued


                /s/ John Rowland


               John Rowland FCIS
               Company Secretary

               11A West Halkin Street
               London SW1X 8JL
               22 March 1999

               Notes:
               A member entitled to attend and vote at the meeting may appoint one or more proxies to attend and, on a poll, vote instead of him. A proxy need not be a member of the Company. A proxy form is enclosed for your use and, if used, should be deposited with the Company's Registrars (Computershare Services PLC, PO Box 457, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 0XG) not less that 48 hours before the time appointed for the holding of the meeting. Return of the proxy form will not affect the right of a member to attend and vote at the meeting.
               Copies of all directors' service contracts with the Company or its subsidiaries of more than one year's duration, and the register of directors' interests, will be available for inspection at 11A West Halkin Street, London SW1X 8JL during normal business hours on any business day from the date of this notice until the conclusion of the meeting.





                                                            Aegis Group plc / 61

               AEGIS GROUP PLC

               11A West Halkin Street
GROUP          London SW1X 8JL
DIRECTORY      Tel: (44) 171 470 5000
               Fax: (44) 171 470 5099
               E-mail:
               crispin_davis@carat-int.com

               CARAT INTERNATIONAL LONDON

               Broadway House
               2-6 Fulham Broadway
               London SW6 1AA
               Tel: (44) 171 381 8010
               Fax: (44) 171 385 3233
               E-mail:
               brian-jacobs@carat-int.com

               CARAT INTERNATIONAL PARIS

               4 Place de Saverne
               Cedex 106
               92971 Paris La Defense
               France
               Tel: (33) 1 41 16 17 18
               Fax: (33) 1 41 16 65 48
               E-mail:
               edrancourt@carat.fr

               CARAT INTERNATIONAL WIESBADEN

               Kreuzberger Ring 19
               D-65205 Wiesbaden
               Germany
               Tel: (49) 611 9788 0
               Fax: (49) 611 9788 500
               E-mail:
               a.ruzicka@wiesbaden.netsurf.de

               AUSTRALIA

               CARAT HALMARICK
               39-41 Chandos Street
               St. Leonards NSW 2065
               Tel: (61) 2 9906 6512
               Fax: (61) 2 9901 3212
               E-mail:
               richard_halmarick@carathal.com.au

               CARAT BRAY
               L3 27 Belgrave Street
               Manly NSW 2096
               Tel: (61) 2 9977 6555
               Fax: (61) 2 9976 3852
               E-mail:
               haydonb@braybedia.com.au

               AUSTRIA

               HMS CARAT
               Landstrasser Haupstrasse 71
               A-1030 Vienna
               Tel: (43) 17 17 56 100
               Fax: (43) 17 17 56 500
               E-mail:
               meszarich@hmscarat.at

               BELGIUM

               CARAT CRYSTAL
               Chausee de la Hulpe 189
               1170 Brussels
               Tel: (32) 2 663 51 11
               Fax: (32) 2 663 51 09
               E-mail:
               carat@carat.be

               CANADA

               CARAT CANADA
               GROUP CARAT STRATEGEM
               K2 MEDIA
               4446 Blvd. St. Laurent
               Suite 500, Montreal
               Quebec H2W 1Z5
               Tel: (1) 514 284 4446
               Fax: (1) 514 284 6663
               E-mail:
               www.strategem.com

               CARAT CAIRNS
               130 Spadina Avenue
               Suite 806, Toronto
               Ontario M5V 2L4
               Tel: (1) 416 504 3965
               Fax: (1) 416 504 3945
               david-cairns@cairnsmedia.com

               CZECH REPUBLIC

               HMS CARAT
               Celetna 19
               CS-11622 Praha 1
               Tel: (42) 2 241 90611
               Fax: (42) 2 232 8370
               E-mail:
               hms_carat@mbox.vol.cz

               DENMARK

               CARAT SCANDINAVIA
               Pilestraede 58, 5 sal
               P.O. Box 2050
               DK-1012 Copenhagen K
               Tel: (45) 33 15 71 20
               Fax: (45) 33 15 36 18
               E-mail:
               tage_krogh@carat.dk

               CARAT DANMARK
               Pilestraede 58, 5 sal
               P.O. Box 2050
               DK-1012 Copenhagen K
               Tel: (45) 33 15 71 20
               Fax: (45) 33 15 70 20
               E-mail:
               mortern_christiansen@carat.dk

               FINLAND

               CARAT FINLAND
               Unioninkatu 17
               SF-00130 Helsinki
               Tel: (358) 9 6200 230
               Fax: (358) 9 6222 199
               E-mail:
               jari.latva-rasku@carat.fi

               FRANCE

               CARAT FRANCE
               CARAT DIRECT
               CARAT AFFICHAGE
               CARAT CYCLADES
               CARAT EXPANSION
               CARAT 2010
               CARAT EXPERT
               CARAT MCI/AEA
               CARAT PRESSE
               CARAT PROSPECTIVE
               CARAT SPFD
               CARAT SPONSORSHIP
               CARAT TV AND CINEMA
               CARAT KIDS
               CARAT MULTIMEDIA
               CARAT RADIO
               4 Place de Saverne
               Cedex 106
               92971 Paris La Defense
               Tel: (33) 1 41 16 17 18
               Fax: (33) 1 41 16 65 39
               E-mail:
               otircazes@carat.fr

               GRAP ET GIDES
               27 rue L'Abbe Lemire
               BP 1004
               59701 Marcq en Baroeul Cedex
               Tel: (33) 3 20 65 93 20
               Fax: (33) 3 20 98 29 32
               E-mail:
               ppoumaere@carat.fr

               GERMANY

               CARAT WIESBADEN
               HMS WIESBADEN
               HMS & CARAT CENTRAL SERVICES
               CARAT VISIONS
               CARAT EXPERT
               Kreuzberger Ring 19
               D-65205 Wiesbaden
               Tel: (49) 611 9788 0
               Fax: (49) 611 9788 500
               E-mail:
               info@hms-carat.de

               CARAT HAMBURG MEDIA SERVICE
               Dorotheenstrasse 60
               D-22301 Hamburg
               Tel: (49) 40 27 15 90
               Fax: (49) 40 27 92 746
               E-mail:
               kurt.ludwig@carat-hamburg.de

               PANMEDIA
               Mergenthaleerallee 1-3
               D-65760 Eschborn
               Tel: (49) 6196 9004 0
               Fax: (49) 6196 9004 222
               E-mail:
               pan@panmedia-service.de

               MWO
               Osterwaldstrasse 40
               80805 Munchen
               Tel: (49) 89 361 9450
               Fax: (49) 89 361 94550
               E-mail:
               mwoffice@compuserve.com

               PAP
               Hermannstrasse 40
               D-20095 Hamburg
               Tel: (49) 40 3395 60
               Fax: (49) 40 3395 6193
               E-mail:
               pap_fahlberg@compuserve.com

               FELDT VISIONS
               Gutenbergstrasse 13
               D-65343 Eltville
               Tel: (49) 6123 678-0
               Fax: (49) 6123 678 389

               GREECE

               CARAT HELLAS
               CARAT CREATIVE
               392 Mesogion Ave
               153 43-Agia Paraskevi
               Athens
               Tel: (30) 1 600 8200
               Fax: (30) 1 600 8500
               E-mail:
               carat@prometheus.hol.gr

               HONG KONG

               CARAT ASIA PACIFIC
               Room 2201-3
               Kinwick Centre
               32 Hollywood Road
               Central, Hong Kong
               Tel: (852) 2523 4222
               Fax: (852) 2523 2380
               E-mail:
               carat@carat.com.hk

               HUNGARY

               HMS CARAT
               Koztelek utca 6
               H-1092 Budapest
               Tel: (36) 1 216 9660/2
               Fax: (36) 1 216 9661
               E-mail:
               hmscarat@mail.elander.hu

               INDIA

               CARAT INDIA
               802 Raheja Chambers
               Nariman Point
               Bombay 400 021
               Tel: (91) 22 284 0404
               Fax: (91) 22 282 8558
               E-mail:
               carat@bom3.vsnl.net.in

               CARAT INDIA
               H23 South Extension, Part 1
               New Delhi 110 049
               Tel: (91) 11 460 1357
               Fax: (91) 11 469 3915
               E-mail:
               carat@ndb.vsnl.net.in

               ITALY

               GROUP CARAT ITALIA
               CARAT EXPERT
               CARAT COMMUNICATION
               CARAT ITALIA
               CARAT VISION
               Via Durini 28
               20122 Milano
               Tel: (39) 02 77 6961
               Fax: (39) 02 77 696299
               E-mail:
               carat.italia@carat.com

               CARAT OUTDOOR
               CARAT ITALIA
               C. so G. Ferraris, 22 bis
               10121 Torino
               Tel: (39) 011 563 661
               Fax: (39) 011 562 2376

               CARAT ITALIA
               HORIZON
               Via L. il Magnifico, 10
               50129 Firenze
               Tel: (39) 055 462 231
               Fax: (39) 055 496 612

               CARAT ITALIA
               Viale Parioli, 60
               00197 Roma
               Tel: (39) 06 808 8178
               Fax: (39) 06 807 8456

               HORIZON
               VIA CUSANI 10
               20121 Milano
               Tel: (39) 02 776 96500
               Fax: (39) 02 890 10901

               HORIZON
               Viale Pariole 60
               00197 Roma
               Tel: (39) 06 807 7360
               Fax: (39) 06 807 8456

               MALAYSIA

               CARAT MEDIABASE
               43c Jalan SS 25/2
               Taman Bukit Emas
               47301 Petaling Jaya, Malaysia
               Tel: (60) 3 704 8366
               Fax: (60) 3 704 8291
               E-mail:
               margaret_lim@carat.com.my


62 / Aegis Group plc

               NETHERLANDS

               CARAT NEDERLANDS
               Museum Plaza
               Weteringschans 87B
GROUP          1017 RZ Amsterdam
DIRECTORY      Tel: (31) 20 530 4500
continued      Fax: (31) 20 530 4530
               E-mail:
               dorien.sterrenburg@carat.nl

               NORWAY

               CARAT INTER-MEDIA
               CARAT MEDIA & RESEARCH
               CARAT MEDIAKANALEN
               CARAT CONSULTING
               Pilestredet 8
               N-0180 Oslo
               Tel: (47) 22 82 82 82
               Fax: (47) 22 82 82 80
               E-mail:
               helge.onsum@carat.no

               PHILIPPINES

               CARAT PHILIPPINES
               6/F Athenaeum Building
               160 Alfaro St, Salcedo Village
               Makati City, Philippines
               Tel: (632) 750 0989
               Fax: (632) 750 0975
               E-mail :
               carat@carat.com.hk

               POLAND

               HMS CARAT POLSKA
               Ul Goszczynskiego 12
               PL-02-616 Warszawa, Poland
               Tel: (48) 22 646 17889
               Fax: (48) 22 646 1790
               E-mail:
               meszarich@hmscarat.at

               PORTUGAL

               CARAT PORTUGAL
               Rua General Firmino Miguel
               3-6 Floor, 1600 Lisboa
               Tel: (35) 11 727 7599
               Fax: (35) 11 727 7585
               E-mail:
               rogelio_fernandez@carat-int.com

               RUSSIA

               CARAT RUSS-MEDIA
               Olympic Plaza, Prospect Mira 33
               Moscow
               Tel: (7) 095 797 5806
               Fax: (7) 095 797 5803/04/05
               E-mail:
               carat@carat.ru

               SLOVAK REPUBLIC

               HMS CARAT SLOVAKIA
               Budkova 13
               811 04 Bratislava
               Slovak Republic
               Tel: (421) 7 547 899 662/664
               Fax: (421) 7 547 5595
               E-mail:
               hms@hmscarat.sk

               SPAIN

               CARAT ESPANA
               CARAT EXPERT
               Felix Boix 7-9
               28036 Madrid
               Tel: (34) 9 1 345 60 66
               Fax: (34) 9 1 350 12 60
               E-mail:
               jcalvet@carat-es.com

               CARAT ESPANA
               CARAT EXPERT
               Avenida Diagonal, 601
               08028 Barcelona
               Tel: (34) 9 3 430 03 03
               Fax: (34) 9 3 419 89 02
               E-mail:
               jcalvet@carat-es.com

               MEDIASAL
               Edf. Metroalde
               Ctra. Bilbao - Galdacano, 64
               48004 Bilbao
               Tel: (34) 9 4 459 8600
               Fax: (34) 9 4 411 7880
               E-mail:
               jcalvet@carat-es.com

               SWEDEN

               CARAT SWEDEN
               Sveavagen 24-26
               P.O. Box 7054
               S-103 86 Stockholm
               Tel: (46) 8 698 68 00
               Fax: (46) 8 791 84 64
               E-mail:
               bo.levander@carat.se

               CARAT SWEDEN
               Ostra Larmgatan 13
               P.O. Box 318, S-40125 Goteberg
               Tel: (46) 31 743 05 00
               Fax: (46) 31 743 05 01
               E-mail:
               bo.levander@carat.se

               CARAT SWEDEN
               Stortorget 11
               Box 4223, S-203 13 Malmo
               Tel: (46) 40 664 6500
               Fax: (46) 40 664 6501
               E-mail:
               joacim.von.bodungen@carat.se

               MEDIEKOMPETENS
               Sodra Hamngatan S3
               Goteberg
               Tel: (46) 31 801 801
               Fax: (46) 31 806 806
               E-mail:
               bo.levander@carat.se

               MEDIEKOMPETENS
               Sveavagen 9
               P.O. Box 7783
               S-10396 Stockholm
               Tel: (46) 8 566 14650
               Fax: (46) 8 566 14690

               SWITZERLAND

               MICOM CARAT
               5 Chemin des Paleyres
               Case Postale 54
               CH-1000 Lausanne 19
               Tel: (41) 21 617 8841
               Fax: (41) 21 616 9832
               E-mail:
               mailbox@micom.ch

               MICOM CARAT
               Rotbuckstrasse 46
               CH - 8037 Zurich
               Tel: (41) 1 365 2525
               Fax: (41) 1 365 2526
               E-mail:
               mailbox@micom.ch

               TURKEY

               CARAT TURKEY
               Tepecik Yolu, Edincik Sokak
               No: 1, Kat: 1
               Etiler 80630, Istanbul
               Tel: (90) 212 270 7077
               Fax: (90) 212 279 8594
               E-mail:
               carat@carat.com.tr

               THAILAND

               CARAT MEDIA SERVICES
               26th Floor, Serm-mit Tower
               159 Soi Asoke, Sukhumvit 21 Rd
               Klontoey Nua, Wattana
               Bangkok 10110
               Tel: (662) 661 7412-5
               Fax: (662) 661 7421
               E-mail:
               paichit_thienthong@carat.th.com

               UNITED KINGDOM

               CARAT GROUP UK
               CARAT
               CARAT DIRECT
               CARAT BUSINESS
               CARAT INSIGHT
               CARAT INTERACTIVE
               Parker Tower
               43-49 Parker Street
               London WC2B 5PS
               Tel: (44) 171 430 6300
               Fax: (44) 171 430 6319
               E-mail:
               ray_kelly@carat.co.uk

               BBJ MEDIA SERVICES
               Orion House
               5 Upper St Martin's Lane
               London WC2H 9EA
               Tel: (44) 171 379 9000
               Fax: (44) 171 497 1177
               E-mail:
               jerry_buhlmann@bbjmedia.co.uk

               CARAT (MANCHESTER)
               CARAT DIRECT (MANCHESTER)
               3rd Floor, Blackfriars House
               The Parsonage, Manchester M3 2JA
               Tel: (44) 161 834 9793
               Fax: (44) 161 835 1363
               E-mail:
               chris_broadbent@caratman.co.uk

               POSTERSCOPE
               POSTERSCOPE INTERNATIONAL
               55 North Wharf Road
               London W2 1LA
               Tel: (44) 171 724 7244
               Fax: (44) 171 724 7620
               E-mail:
               annie.rickard@posterscope.co.uk

               POSTERSCOPE IN THE NORTH
               Building 22
               Exchange Quay, Salford Quays
               Greater Manchester M5 3EQ
               Tel: (44) 161 848 8997
               Fax: (44) 161 848 8961
               E-mail:
               mark.holden@posterscope.co.uk

               USA

               CARAT NORTH AMERICA
               CARAT INSIGHT
               3 Park Avenue
               New York NY 10016
               Tel: (1) 212 252 0050
               Fax: (1) 212 252 1250
               E-mail:
               dverklin@carat-na.com

               CARAT USA
               3 Park Avenue
               New York NY 10016
               Tel: (1) 212 689 6800
               Fax: (1) 212 689 6005
               E-mail:
               dverklin@carat-na.com
               crutman@carat-na.com

               CARAT USA
               1925 Century Park East
               Suite 1850
               Los Angeles CA 90067
               Tel: (1) 310 557 2585
               Fax: (1) 310 557 3009
               E-mail:
               abutcher@icgmedia.com

               MMA CARAT
               15 River Road
               Wilton, Connecticut 06897
               Tel: (1) 203 834 3300
               Fax: (1) 203 834 3333
               E-mail:
               stigkarlsen@ix.netcom.com

               CARAT USA
               5830 Mt. Moriah, Suite 6
               Memphis TN 38115
               Tel: (1) 901 362 0254
               Fax: (1) 901 365 4223
               E-mail:
               rwashburn@carat-na.com

               CARAT USA
               CARAT ICG
               1 IBM Plaza
               330 North Western Avenue
               Suite 3201, Chicago, IL 60611
               Tel: (1) 312 464 8400
               Fax: (1) 312 464 1863
               E-mail:
               srowe@carat-na.com

               CARAT USA
               Prentice Point, Suite 500
               5299 DTC Boulevard
               Englewood, CO 80111
               Tel: (1) 303 779 9191
               Fax: (1) 303 779 8815
               E-mail:
               jgalloway@carat-na.com

               CARAT USA
               3400 Peachtree Road N.E.
               Suite 1800
               Atlanta GA 30326
               Tel: (1) 404 231 1232
               Fax: (1) 404 239 9755
               E-mail:
               rmarks@carat-na.com

               CARAT FREEMAN
               CARAT FACE TO FACE
               CARAT INTERACTIVE
               Two Wells Avenue
               Newton MA 02459
               Tel: (1) 617 303 3000
               Fax: (1) 617 303 3015
               E-mail:
               e.freeman@caratfreeman.com

               CARAT FREEMAN
               CARAT USA
               201 Filbert Street, Suite 201
               San Francisco, CA 94133
               Tel: (1) 415 705 5370
               Fax: (1) 415 362 5651
               E-mail:
               e.freeman@caratfreeman.com

               UKRAINE

               CARAT UKRAINE
               Sichnegovo Povstannia Wulitza 3
               2512010 Kiev, Ukraine
               Tel: (380) 44 290 8531
               Fax: (380) 44 290 0825
               E-mail:
               meszarich@hmscarat.at


                                                            Aegis Group plc / 63

               DAILY SHARE PRICE LISTING IN LONDON

               --------------------------------------------------------------------------------------
               System                                  Share type                         Access code
               --------------------------------------------------------------------------------------
SHAREHOLDER    TOPIC 3 (mid prices)                     Ordinary                                  205
INFORMATION    SEAQ (level 2)                           Ordinary                                50032
               REUTERS                                  Ordinary                                AGS.L
               --------------------------------------------------------------------------------------

               FINANCIAL CALENDAR

               1 March 1999                             Preliminary announcement of full year results
               19 April 1999                                             Publication of annual report
               21 May 1999                                                     Annual General Meeting
               September 1999                                         Announcement of interim results
               --------------------------------------------------------------------------------------

               CREST

               On 13 January 1997, Aegis commenced trading in CREST, the electronic share settlement system. CREST is a voluntary system which gives shareholders the choice of whether to hold shares in electronic or paper form.

               SHARE PRICE

               From 1 January 1998 to 28 February 1999 (pence per ordinary share).

                                    [GRAPH]

               Total number of shares traded in 1998:               *828,142,000
               Average monthly volume of shares traded in 1998:      *69,012,000

              *The above figures exclude the placing trade reported on
               27 April 1998

               ANALYSIS OF ORDINARY SHAREHOLDINGS AT 31 DECEMBER 1998

               -------------------------------------------------------------------------------------------------------------
               Size of holdings             No. of holders                       %     No. of shares                       %
               -------------------------------------------------------------------------------------------------------------
               1 - 1,000                             1,065                   38.89           409,215                    0.04
               1,001 - 10,000                          916                   33.44         3,347,410                    0.35
               10,001 - 25,000                         165                    6.02         2,692,938                    0.28
               25,001 - 50,000                          89                    3.25         3,261,862                    0.34
               50,001 - 100,000                         85                    3.10         6,269,478                    0.66
               100,001 - 250,000                       139                    5.08        24,018,669                    2.52
               250,001 - 500,000                        79                    2.88        27,315,887                    2.86
               500,001 - 1,000,000                      65                    2.37        47,129,343                    4.93
               1,000,001 - 10,000,000                  119                    4.35       366,062,387                   38.33
               10,000,001 - 25,000,000                  11                    0.40       175,250,486                   18.35
               25,000,000 and over                       6                    0.22       299,382,546                   31.34
               -------------------------------------------------------------------------------------------------------------
                                                     2,739                  100.00       955,140,221                  100.00
               -------------------------------------------------------------------------------------------------------------

               SHAREHOLDER CONTACT

               In accordance with the recommendation of the Hampel Report on Corporance Governance published in January 1998, Sir Peter Thompson, a non-Executive director, has been nominated as the senior director to whom shareholders may convey their concerns in the event that they do not wish to involve either the Chairman or the Chief Executive.

               Sir Peter Thomson is also Chairman of the Audit Committee and a member of the Nomination and Remuneration Committees.


64 / Aegis Group plc

----------------------------------------------------------------------------------------------------------------------------------
                                                                 1998           1997           1996           1995            1994
----------------------------------------------------------------------------------------------------------------------------------
PROFIT AND LOSS:
Turnover                                                     L4,130.0m      L3,652.5m      L3,452.5m      L3,400.9m      L2,969.9m
----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                   L221.0m        L191.8m        L179.5m        L165.2m        L149.6m
----------------------------------------------------------------------------------------------------------------------------------
% GROSS PROFIT TO TURNOVER                                        5.4%           5.3%           5.2%           4.8%           5.0%
----------------------------------------------------------------------------------------------------------------------------------
Operating profit (before amortisation of goodwill
and exceptional items)                                          L50.6m         L44.4m         L41.9m         L36.7m         L30.5m
----------------------------------------------------------------------------------------------------------------------------------
Profit before tax, amortisation of goodwill
and exceptional items                                           L51.1m         L43.5m         L41.0m         L33.6m         L27.4m
----------------------------------------------------------------------------------------------------------------------------------
Profit before tax                                               L50.6m         L45.6m         L39.6m         L33.6m         L20.1m
----------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE UNDERLYING TAX RATE                                    28.4%          28.0%          27.0%          25.3%          18.2%
----------------------------------------------------------------------------------------------------------------------------------
Profit for the financial year                                   L35.5m         L32.8m         L28.0m         L23.5m         L13.1m
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
CASH FLOW:
Operating cash flow                                             L57.0m         L54.5m         L42.7m         L35.0m        L(1.0)m
----------------------------------------------------------------------------------------------------------------------------------
Net funds/(debt) at the year end                                L36.9m        L(2.2)m        L(7.6)m       L(17.9)m       L(29.2)m
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET:
Goodwill on acquisitions                                        L17.0m              -              -              -              -
----------------------------------------------------------------------------------------------------------------------------------
Other fixed assets                                              L17.8m         L15.6m         L15.4m         L16.6m         L16.4m
----------------------------------------------------------------------------------------------------------------------------------
Net current liabilities                                       L(75.3)m       L(93.3)m       L(79.6)m       L(70.4)m       L(59.8)m
----------------------------------------------------------------------------------------------------------------------------------
Creditors; amounts falling due after
more than one year                                            L(21.1)m       L(27.8)m       L(28.5)m       L(42.5)m       L(42.0)m
----------------------------------------------------------------------------------------------------------------------------------
Provisions for liabilities and charges                               -        L(0.2)m        L(2.3)m        L(7.0)m       L(25.0)m
----------------------------------------------------------------------------------------------------------------------------------
Net liabilities                                               L(61.6)m      L(105.7)m       L(95.0)m      L(103.3)m      L(110.4)m
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDER RETURNS:
Basic earnings per share                                          4.0p           3.8p           3.3p           2.8p           1.6p
----------------------------------------------------------------------------------------------------------------------------------
Fully diluted earnings per share                                  3.7p           3.4p*          3.0p*          2.6p*          1.5p*
----------------------------------------------------------------------------------------------------------------------------------
Ordinary dividend rate per share                                 0.85p           0.7p           0.6p              -              -
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

*As restated under Financial Reporting Standard 14



Designed and produced by Merchant with Langsford Corporate Design. Printed by The White Dove Press. Directors and Board Photography by Martin Black. Stills Photography by Chris Gonta. Technical illustration by Line and Line. Various images supplied by Action Images (page 10), Images (pages 10, 17), Telegraph colour library (page 17).